UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Materials under 240.14a-12

CARDLYTICS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 10, 2023

Dear Stockholder:

You are cordially invited to attend this year’s Annual Meeting of Stockholders of Cardlytics on May 23, 2023, at 2:00 p.m. Eastern Time.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials primarily over the Internet. On or about April 10, 2023, we will mail to our stockholders a Notice Regarding the Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2022 (the "2022 Annual Report"), over the Internet. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how you can receive a paper copy of the proxy materials by mail. If you elect to receive your Annual Meeting materials by mail, the Notice of Annual Meeting of Stockholders, Proxy Statement, 2022 Annual Report and proxy card will be enclosed. If you receive your proxy materials via e mail, the e mail will contain voting instructions and links to the Annual Report and Proxy Statement on the Internet, both of which are available at www.proxyvote.com.

Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. Whether or not you plan to attend the meeting, your vote is very important, and we encourage you to vote promptly. You may vote by either marking, signing and returning a proxy card or using telephone or Internet voting. For specific instructions on voting, please refer to the instructions on your proxy card.

We look forward to seeing you at the Annual Meeting.

Sincerely yours,

/s/Karim Temsamani
Karim Temsamani
Chief Executive Officer

CARDLYTICS, INC.
675 Ponce de Leon Ave. NE, Suite 6000
Atlanta, Georgia 30308
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 23, 2023
Dear Stockholder:
The Annual Meeting of Stockholders (the “Annual Meeting”) of Cardlytics, Inc. (the "Company") will be held at the offices of the Company at 675 Ponce de Leon Ave. NE, Suite 6000, Atlanta, GA 30308, on Tuesday, May 23, 2023 at 2:00 p.m. Eastern Standard Time for the following purposes:
1.To elect the Board of Director’s three nominees, for Class II director, Karim Temsamani, John Klinck and Tony Weisman, to hold office until the 2026 Annual Meeting.
2.To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent registered public accounting firm, or auditors, for the fiscal year ending December 31, 2023.
3.To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement.
4.To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders are invited to attend the meeting in person. The record date for the Annual Meeting is March 27, 2023. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof.
By Order of the Board of Directors,

/s/ Nick Lynton
Nick Lynton
Secretary

Atlanta, Georgia
April 10, 2023

We are primarily providing access to our proxy materials over the Internet pursuant to the Securities and Exchange Commission’s notice and access rules. On or about April 10, 2023, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials that will indicate how to access our 2023 Proxy Statement and 2022 Annual Report on the Internet and will include instructions on how you can receive a paper copy of the annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.

Whether or not you expect to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your Notice or, if you elected to receive printed proxy materials by mail, your proxy card to vote by one of the following methods: 1) over the Internet at www.proxyvote.com, 2) by telephone by calling the toll-free number 1-800-690-6903, or 3) if you elected to receive printed proxy materials by mail, by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

CARDLYTICS, INC.
PROXY STATEMENT

PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 23, 2023
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the Internet?
Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors of Cardlytics, Inc. (“we,” “our,” “us,” the “Company,” or “Cardlytics”) is soliciting your proxy to vote at the 2023 Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 10, 2023 to all stockholders of record entitled to vote at the Annual Meeting.
How do I attend the Annual Meeting?
The meeting will be held on Tuesday, May 23, 2023 at 2:00 p.m. Eastern Standard Time at the offices of the Company at 675 Ponce de Leon Ave. NE, Suite 6000, Atlanta, GA 30308. Information on how to vote in person at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on March 27, 2023 will be entitled to vote at the Annual Meeting. On this record date, there were 33,670,527 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on March 27, 2023 your shares were registered directly in your name with Cardlytics’ transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on March 27, 2023 your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are three matters scheduled for a vote:
•Proposal No. 1 - Election of the Board of Director’s three nominees for Class II director, Karim Temsamani, John Klinck and Tony Weisman, each to hold office until the 2026 Annual Meeting;
•Proposal No. 2 - Ratification of selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023; and
•Proposal No. 3 - Approval, on an advisory basis, of the compensation of our Named Executive Officers.
What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?
For Proposal No. 1, you may either vote “For All” of the nominees to the Board of Directors, you may "Withhold All" of your votes for the nominees, or you may vote “For All Except” any nominee(s) you specify. For Proposals No. 2 and No. 3, you may vote “For,” “Against” or "Abstain" from voting.
The procedures for voting are:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy in one of three ways: online, by telephone or using a proxy card that you may request. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.
•To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.
•To vote online, go to www.proxyvote.com. You will be asked to provide the Company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on May 22, 2023 to be counted.
•To vote over the telephone, dial toll-free 1-800-690-6903. You will be asked to provide the Company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on May 22, 2023 to be counted.
•To vote by mail if you requested printed proxy materials, you can vote by promptly completing and returning your signed proxy card in the envelope provided. You should mail your signed proxy card sufficiently in advance for it to be received by May 22, 2023.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Please follow the voting instructions in the notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with the proxy materials or contact your broker or bank to request a proxy form.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of March 27, 2023.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or in person at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether, pursuant to applicable stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any stockholder advisory votes on Named Executive Officer compensation and on the frequency of future stockholder advisory votes on Named Executive Officer compensation) and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals No. 1 and No. 3, but may vote your shares on Proposal No. 2 even in the absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For All” the election of nominees for director, “For” the ratification of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2023 and "For" the advisory approval of the compensation of our Named Executive Officers. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the Internet.
•You may send a timely written notice that you are revoking your proxy to Cardlytics’ Corporate Secretary at 675 Ponce de Leon Ave. NE, Suite 6000, Atlanta, GA 30308.
•You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals and director nominations due for next year’s Annual Meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 12, 2023 to our Corporate Secretary at 675 Ponce de Leon Ave. NE, Suite 6000, Atlanta, GA 30308. If you wish to nominate an individual for election or bring business other than through a stockholder proposal before the 2024 Annual Meeting, you must deliver your notice to our Corporate Secretary at the address above between January 24, 2024 and February 23, 2024. Your notice to the Corporate Secretary must set forth information specified in our bylaws, including your name and address and the class and number of shares of our stock that you beneficially own. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Exchange Act Rule 14a-19(b).
If you propose to bring business before an Annual Meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: (1) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting that business at the Annual Meeting, and (2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of our stock that are owned of record and beneficially owned by the person, (4) the date or dates on which the shares were acquired and the investment intent of the acquisition, (5) a statement whether the person, if elected, intends to tender, promptly following the person’s failure to receive the required vote for election or re-election at the next meeting at which the person would face election or re-election, an irrevocable resignation effective upon acceptance of the resignation by the Board of Directors, and (6) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.
For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.4 to our Registration Statement on Form S-1, filed with the SEC on January 12, 2018.

What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes
1	Election of Directors	Three nominees receiving the most “For” votes.	Not applicable	No effect
2	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023	“For” votes from holders of a majority of the stock having voting power present in person or represented by proxy at the 2023 Annual Meeting.	Against	Brokers have discretion to vote (1)
3	Advisory vote to approve compensation of our Named Executive Officers	“For” votes from holders of a majority of the stock having voting power present in person or represented by proxy at the 2023 Annual Meeting.	Against	No effect
(1)This proposal is considered a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under New York Stock Exchange rules to vote your shares on this proposal.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum is present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 33,670,527 shares outstanding and entitled to vote. Thus, the holders of 16,835,264 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1 -
ELECTION OF DIRECTORS
Our Board of Directors is divided into three classes and currently has eight members. Each class consists, as closely as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
There are three directors in the class whose term of office expires in 2023: Karim Temsamani, John Klinck and Tony Weisman. Our Board of Directors has nominated Karim Temsamani, John Klinck and Tony Weisman to serve as Class II directors. Messrs. Klinck and Weisman were both previously elected by our stockholders. Mr. Temsamani was appointed by the Board as a Class II director on September 1, 2022 in connection with his appointment as our Chief Executive Officer. If elected at the 2023 Annual Meeting, each of these nominees will serve until the 2026 Annual Meeting and until the director’s successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite and encourage directors and nominees for director to attend the Annual Meeting. There were two directors who resigned from the Board on November 11, 2022 - Class II Director Lynne Laube and Class I Director Scott Grimes. As a result, our Board was reduced from ten to eight members on that date.
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of “For” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee that we propose. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any of the nominees will be unable to serve.
The Nominating and Corporate Governance Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board of Directors’ overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board of Directors. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to believe that nominee should continue to serve on the Board of Directors. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board of Directors, and these views may differ from the views of other members.

Class II Director Nominees for Election for a Three-Year Term Expiring at the 2026 Annual Meeting
The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this Proxy Statement.

Karim Temsamani, age 49
Karim Temsamani has served as Cardlytics' Chief Executive Officer since September 1, 2022. Prior to joining Cardlytics, Mr. Temsamani served as the Head of Global Partnerships at Stripe from November 2021 to August 2022. Prior to that role, Mr. Temsamani served as Head of Banking and Financial Products at Stripe since April 2019. Prior to his time at Stripe, Mr. Temsamani held numerous positions of increasing responsibility at Google from 2007 to April 2019, including President of Google’s Asia-Pacific division from 2012 through April 2019 and VP, Global Head of Mobile from 2010 through 2012. Mr. Temsamani holds a bachelor’s degree in International Affairs from European Business School Paris. Our Board of Directors believes that Mr. Temsamani’s business expertise and his daily insight into corporate matters as our Chief Executive Officer qualify him to serve on our Board of Directors.

Karim Temsamani Chief Executive Officer

John Klinck, age 59
John (“Jack”) Klinck has served as a member of our board of directors since 2016. Mr. Klinck is currently a senior advisor with Boston Consulting Group and an active angel and seed stage investor in FinTech-oriented firms. Additionally, since 2016, Mr. Klinck has been a Managing Partner at Hyperplane Venture Capital. From 2006 to April 2015, Mr. Klinck was Executive Vice President and Head of Global Strategy and New Ventures at State Street Corporation, where he served on that firm’s management committee and ran several business lines including Alternative Investment Solutions, Credit Services, Global Exchange and Corporate Strategy. Before joining State Street, Mr. Klinck was Vice Chairman and President of the Investment Manager Solutions Group at Mellon Financial Corporation. Before joining Mellon Financial Corporation in 1997, Mr. Klinck held various management positions at American Express. Mr. Klinck holds a B.A. from Middlebury College and an M.B.A. from the Fuqua School of Business at Duke University. Our Board of Directors believes that Mr. Klinck’s diverse management expertise and experience in the financial services industry qualify him to serve on our Board of Directors.

John Klinck Director

Tony Weisman, age 63
Tony Weisman has served as a member of our Board of Directors since 2014. Mr. Weisman is the founder and Chief Executive Officer of Snap Point LLC and previously served as the Chief Marketing Officer of Dunkin’ Brands from September 2017 to December 2019. From 2007 until 2017, Mr. Weisman served in senior executive positions at Digitas, including serving as the Chief Executive Officer of Digitas North America from 2013 until 2017. From 2002 to 2006, Mr. Weisman was Chief Marketing Officer at FCB/Chicago, an advertising agency. Prior to 2002, he held various management positions at Leo Burnett, as advertising agency. Mr. Weisman holds a B.A. in Political Science from Brown University. Our Board of Directors believes that Mr. Weisman’s experience in the advertising industry qualifies him to serve on our Board of Directors.

Tony Weisman Director

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” NOMINEES

Class III Directors Continuing in Office until the 2024 Annual Meeting

John V. Balen, age 62
John V. Balen has served as a member of our Board of Directors since 2008, and has served as Board Chairman since November 2022. He previously served as Board Chairman from 2017 to May 2020 and served as our Lead Independent Director from May 2020 to September 2022. Mr. Balen is a retired partner of Canaan Partners, a venture capital firm he joined in 1995, where he focused on the digital media, enterprise and financial technology sectors. Before joining Canaan Partners, Mr. Balen held a variety of operational and financial roles, including Managing Director of Horsley Bridge Partners, a private equity firm. Earlier in his career, Mr. Balen was an engineer at both Codenoll Technology, a fiber communications company, and Digital Equipment Corp. Mr. Balen serves as a director for a number of privately held companies. Mr. Balen holds a B.S. in Electrical Engineering and an M.B.A. from Cornell University. Our Board of Directors believes that Mr. Balen’s experience investing in technology businesses and his service on numerous private company boards qualify him to serve on our Board of Directors.

John V. Balen Director

Aimée Lapic, age 53
Aimée Lapic has served as a member of our Board of Directors since April 2019. Ms. Lapic has served as the Chief Executive Officer of Hanna Andersson since July 2022. Prior to her role at Hanna Andersson, she was the Chief Digital and Marketing Officer of GoPro from April 2020 to July 2022. Before that, she was the Chief Marketing Officer of Pandora Media. from December 2017 to April 2020. From 2015 to 2016, Ms. Lapic served as the Chief Marketing Officer for Banana Republic. From 2011 to 2014, Ms. Lapic served as the Senior Vice President and General Manager of Gap Outlet International, where she was responsible for localized and global marketing. Prior to that role, Ms. Lapic held other numerous positions of increasing responsibility over thirteen years while employed at Gap, Inc. Ms. Lapic also served as a Marketing Advisory Board member of Ridge Ventures from 2016 to 2019, a venture capital firm focused on early-stage consumer Internet and enterprise IT investments. Ms. Lapic holds a B.A. in English Literature from Princeton University, and a M.B.A. from Harvard Business School. Our Board of Directors believes that Ms. Lapic’s extensive marketing experience qualifies her to serve on our Board of Directors.

Aimée Lapic Director

Jessica Jensen, age 51
Jessica Jensen has served as a member of our Board of Directors since July 2020. Ms. Jensen also serves on the operator council of f7 Ventures, an investment fund for technology companies. Ms. Jensen is also a director of Animoto, a privately held software company. Ms. Jensen has also served as the Chief Marketing Officer of Indeed since March 2021. Prior to her role at Indeed, Ms. Jensen served as the Chief Marketing Officer and as SVP of Marketing for Open Table from November 2019 to January 2021. Prior to her role, Ms. Jensen served as the Chief Marketing Officer for Sunbasket, a subscription meal delivery service, from May 2019 to October 2019. Prior to her time at Sunbasket, she served as the Head of Products, Platforms, and Insights at Facebook from 2014 to April 2019. Previously, from 2012 to 2014, Ms. Jensen was Global Head of Product Marketing for iAd, a division of Apple. Ms. Jensen holds a B.A. from Amherst College, a Masters of International Relations from University of California San Diego and an M.B.A. from INSEAD Business School. Our Board of Directors believes that Ms. Jensen’s extensive marketing experience qualifies her to serve on our Board of Directors.

Jessica Jensen Director

Class I Directors Continuing in Office until the 2025 Annual Meeting

David L. Adams, age 66
David L. Adams has served as a member of our Board of Directors since 2011. From 2007 until he retired in March 2016, Mr. Adams served as Executive Vice President and Chief Financial Officer of Aimia Inc., a data-driven marketing and loyalty analytics company listed on the Toronto Stock Exchange ("TSX"). Before joining Aimia Inc., Mr. Adams held a variety of executive finance positions at Photowatt Technologies Inc., SR Telecom Inc. and CAE Inc. Prior to these roles, he held a number of positions with the Bank of Nova Scotia and Ernst & Young. Mr. Adams also served as Chairman of the Board of Points International (listed on the TSX and the Nasdaq Capital Market) until it was taken private in June 2022. He is currently a director of TCC Global, a private global loyalty marketing company where he also chairs the audit committee and is a member of the renumeration committee, and Drivvn Ltd., a wholly owned high tech subsidiary of TCC Global. He is Vice-Chairman of Plan International Canada, is a member of the Board of Governors of the Stratford Festival, where he also chairs the governance, finance and audit committee. He is also a member of the audit committee and chairs the human resources and compensation committee at Plan International Canada. Mr. Adams served as a director of Club Premier, AeroMexico’s frequent flyer program, until December 2018. Mr. Adams is a chartered accountant in Canada and holds a Bachelor of Commerce in Commerce and Finance from the University of Toronto. Our Board of Directors believes that Mr. Adams’ financial expertise and experience in the technology and loyalty marketing industries qualify him to serve on our Board of Directors.

David L. Adams Director

Chris Suh, age 53
Chris Suh has served as a member of our Board of Directors since September 2021. Mr. Suh has served as Chief Financial Officer for Entertainment Arts, Inc. since March 2022. Previously, Mr. Suh served as Corporate Vice-President and Chief Financial Officer of Cloud and AI for Microsoft Corporation from February 2018 to February 2022. Prior to that role, Mr. Suh held numerous positions of increasing responsibility at Microsoft from 1996 to 2018, including General Manager of Investor Relations from 2013 to 2018. Mr. Suh holds a B.A. in Accounting and a M.B.A. from the University of Washington. Our Board of Directors believes that Mr. Suh’s diverse financial expertise and experience in the software industry qualify him to serve on our Board of Directors.

Chris Suh Director

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
Our Board of Directors has undertaken a review of the independence of the directors and considered whether any director has or had a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our Board of Directors determined that Messrs. Adams, Balen, Klinck, Suh and Weisman and Ms. Lapic and Jensen, representing seven of our eight directors, are “independent directors” as defined under current rules and regulations of the SEC and the listing standards of the Nasdaq Stock Market (“Nasdaq”). In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has or had with our company and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence. Mr. Temsamani is not independent by virtue of his employment as our Chief Executive Officer.
Board Leadership Structure
Mr. Balen serves as our Board Chairman. We believe having Mr. Balen as an independent Board Chairman creates an environment that is conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board of Directors to monitor whether management’s actions are in the best interests of the Company and our stockholders. The position of Board Chairman is empowered to preside over any portions of meetings of the Board of Directors at which an assessment of the performance of the Board of Directors is presented or discussed, coordinate consideration of, and represent the Board of Directors with respect to, any particular issues identified by the Board of Directors; coordinate activities of other independent directors, as necessary; establish, after consultation with senior management, the agenda for regular and special Board of Directors meetings,; establish the agenda for the meetings of the independent directors; and, as appropriate or upon request, act as a liaison to stockholders. As a result, we believe that the Board Chairman helps ensure the effective independent functioning of the Board of Directors in its oversight responsibilities.
Board Diversity

Board Diversity Matrix (as of April 10, 2023)
Board Size	8
Gender & Demographics	Male	Female	Non-Binary	Gender Undisclosed
Asian	1	0	0	0
White	5	2	0	0

Board Diversity Matrix (as of April 11, 2022)
Board Size	10
Gender	Male	Female	Non-Binary	Gender Undisclosed
Asian	1	0	0	0
White	6	3	0	0

Role of the Board of Directors in Risk Oversight
One of the Board of Directors’ key functions is informed oversight of the Company’s risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole with the assistance of the Audit Committee, as well as through various standing committees that address risks inherent in their respective areas of oversight, including operational, financial, cybersecurity, legal, regulatory, strategic and reputational risks. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation programs, policies or practices has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board of Directors as quickly as possible. The Board of Directors has delegated to the Board Chairman the responsibility of coordinating between the Board of Directors and management with regard to the determination and implementation of responses to any problematic risk management issues.
Internal Audit and External Party Assessments
Cardlytics management periodically reviews and updates our risk and controls matrix. The risk and compliance team meet with control owners to discuss any changes to procedures and processes and determine if the controls in place sufficiently cover related risks.
The internal audit team performs an assessment of internal control performance on a periodic basis to identify deficiencies in internal controls. Additionally, external parties are engaged to perform periodic assessments of internal controls.
Senior management and the Audit Committee review the results of the internal audit team's and external party's periodic assessments of internal control performance to determine corrective action, as appropriate.
Risk Assessment Process
Cardlytics maintains a Risk Assessment and Remediation Policy, which applies to all systems and data on the network owned by the organization or operated on behalf of the organization. Risk assessments look at services with specific project functionality or business functionality along with infrastructure such as computer networks, buildings and other infrastructure.
Cardlytics also runs an enterprise risk management ("ERM") program to identify risks to the achievement of organizational objectives and analyzes these risks as part of determining how they should be managed. Enterprise risk assessments are performed quarterly as part of this program and the results are discussed and reviewed with the Audit Committee.
All Cardlytics employees are responsible for the detection and prevention of fraud, misappropriations, and other irregularities. Any irregularity detected or suspected must be reported immediately to the Chief Legal Officer, who coordinates all investigations. A fraud risk assessment is performed annually to identify fraud risks to the organization. The results are discussed and reviewed with senior management.
Meetings of the Board of Directors
The Board of Directors met formally five times during the last fiscal year. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors, and of the committees on which he or she served, held during the portion of the last fiscal year.
As required under applicable Nasdaq listing standards, during the last fiscal year, the Company’s independent directors met five times in regularly scheduled executive sessions at which only independent directors were present. Mr. Balen, currently our Board Chairman and formerly our Lead Independent Director, presided over the executive sessions.

Information Regarding Committees of the Board of Directors
The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides meeting information for the year ended December 31, 2022 and membership for each of the Board committees:

Name	Audit Committee		Compensation Committee		Nominating & Corporate Governance Committee
Karim Temsamani
David L. Adams		(1)
John V. Balen				(2)		(1)
John Klinck
Jessica Jensen
Aimée Lapic				(1)
Chris Suh
Tony Weisman
Number of meetings in 2022	6		10		5
(1) Committee chairperson.
(2) Effective immediately following the 2022 Annual Meeting, Mr. Balen resigned from the Audit Committee and was appointed to the Compensation Committee.
Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate, to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee of the Board of Directors was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting, disclosure controls and procedures and financial reporting processes and audits of its financial statements. The Audit Committee is currently composed of three directors: Messrs. Adams, Klinck and Suh. The Audit Committee met six times during the fiscal year. The Board of Directors has adopted a written Audit Committee charter that is available to stockholders on our website at www.cardlytics.com.
The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent, as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards. The Board of Directors has also determined that Mr. Adams qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of Mr. Adams’ level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.
The principal duties and responsibilities of our Audit Committee include:
•appointing and retaining an independent registered public accounting firm to serve as an independent auditor to audit our financial statements, overseeing the independent auditor’s work and determining the independent auditor’s compensation;
•approving in advance all audit services and non-audit services to be provided to us by our independent auditor;
•establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•reviewing and discussing with management and our independent auditor the results of the annual audit and the independent auditor’s review of our quarterly financial statements;
•conferring with management and our independent auditor about the scope, adequacy and effectiveness of our internal accounting controls, the objectivity of our financial reporting and our accounting policies and practices; and
•reviewing and discussing enterprise risk matters related to the Company with management.
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
By order of the Audit Committee of the Board of Directors of Cardlytics,
AUDIT COMMITTEE:
David L. Adams (Chairperson)
John Klinck
Chris Suh
* The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee of the Board of Directors is composed of three directors: Ms. Lapic, Mr. Balen and Ms. Jensen. All members of our Compensation Committee are independent, as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards. The Compensation Committee met ten times during the fiscal year. The Board of Directors has adopted a written Compensation Committee charter that is available to stockholders on our website at www.cardlytics.com.
The principal duties and responsibilities of our Compensation Committee include:
•determining and approving the compensation and other terms of employment of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of relevant corporate performance goals and objectives and setting our Chief Executive Officer’s compensation, including incentive-based and equity-based compensation, based on that evaluation;
•setting the compensation of our other executive officers;
•exercising administrative authority under our stock plans and employee benefit plans;
•establishing policies and making recommendations to our Board of Directors regarding the compensation of our non-employee directors;
•reviewing and discussing with management the Compensation Discussion and Analysis that we may be required from time to time to include in SEC filings; and
•preparing a Compensation Committee report on executive compensation as may be required from time to time to be included in our annual proxy statements and annual reports on Form 10-K filed with the SEC.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee. None of the members of our Compensation Committee is an officer or employee of the Company, nor have they ever been an officer or employee of the Company.

Compensation Committee Processes and Procedures
The Compensation Committee typically meets once every quarter, and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairperson of the Compensation Committee, in consultation with our Chief Executive Officer and Chief Legal and Privacy Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advise or to otherwise participate in Compensation Committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisors engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and non-employee director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, independent legal counsel or other advisor to the Compensation Committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the advisor’s independence.
Since May 2017, the Compensation Committee has engaged Compensia, Inc. (“Compensia”), a national compensation consulting firm, as its compensation consultant. In that capacity, in 2022, Compensia assisted the Compensation Committee in:
•developing and updating a compensation peer group to gauge competitive market pay levels and practices;
•assessing executive compensation against public company norms;
•assisting with the design and development of public company market-based equity grant guidelines;
•reviewing, refining and articulating a compensation philosophy and equity grant strategy for our non-employee directors and executive officers;
•assisting in the design of short-term incentive compensation ("bonus") programs;
•assessing utilization and burn rates of Company equity;
•determining ranges for executive compensation and the mix of equity and cash compensation;
•developing company-wide public company market-based equity grant guidelines; and
•assessing company-wide public company market-based compensation data.
Compensia provided market-based alternatives for consideration and following an active dialogue with Compensia, the Compensation Committee implemented many of the market-based programs presented by Compensia.
Report of the Compensation Committee of the Board of Directors
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
COMPENSATION COMMITTEE:
Aimée Lapic, Chair
John Balen
Jessica Jensen
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is composed of three directors: Messrs. Balen, Weisman and Adams. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met five times during the fiscal year. The Board of Directors has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at www.cardlytics.com.

The Nominating and Corporate Governance Committee’s responsibilities include:
•assessing the need for new directors and identifying individuals qualified to become directors;
•recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board of Directors’ committees;
•assessing individual director and management performance, participation and qualifications;
•developing corporate governance principles;
•monitoring the effectiveness of the Board of Directors and the quality of the relationship between management and the Board of Directors; and
•overseeing periodic evaluations of the Board of Directors’ performance.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers factors such as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, providing a diverse perspective to business decisions, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director are reviewed in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board of Directors’ self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to our Nominating and Corporate Governance Committee in care of our Corporate Secretary at 675 Ponce de Leon Ave. NE, Suite 6000, Atlanta, GA 30308, at least 90 days, but not more than 120 days, prior to the anniversary date of the mailing of our proxy statement for the preceding year’s Annual Meeting. Submissions must include: (1) the name and address of the Company stockholder on whose behalf the submission is made; (2) the number of Company shares that are owned beneficially by such stockholder as of the date of the submission; (3) the full name of the proposed candidate; (4) a description of the proposed candidate’s business experience for at least the previous five years; (5) complete biographical information for the proposed candidate; (6) a description of the proposed candidate’s qualifications as a director; and (7) such additional information as is required by our bylaws. Each submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.

Stockholder Communications with the Board of Directors
The Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of its directors. Stockholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to the Board of Directors or the director in care of our Corporate Secretary at 675 Ponce de Leon Ave. NE, Suite 6000, Atlanta, GA 30308. Written communications may be submitted anonymously or confidentially and may, at the discretion of the person submitting the communication, indicate whether the person is a stockholder or other interested party. Alternatively, stockholders may submit communications to the Board of Directors as a group through the investor page of our website at www.cardlytics.com.
Each communication will be reviewed by the Company’s Corporate Secretary to determine whether it is appropriate for presentation to the Board of Directors or such director. Examples of inappropriate communications include product complaints, product inquiries, new product suggestions, resumes or job inquiries, surveys, solicitations, advertisements, or hostile communications.
Communications determined by the Corporate Secretary to be appropriate for presentation to the Board of Directors or such director will be submitted to the Board of Directors or such director on a periodic basis. Communications determined by the Corporate Secretary to be inappropriate for presentation will still be made available to any non-management director upon such director’s request.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.cardlytics.com. The Nominating and Corporate Governance Committee of our Board of Directors is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers or directors. If we make any substantive amendments to the Code of Conduct or we grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
Business Ethics and Anti-Corruption
Cardlytics maintains an Employee Handbook, the contents of which demonstrate the Company's commitment to integrity and ethical values. Upon hire and annually thereafter, employees are required to sign their acknowledgment of the Employee Handbook, which includes a code of conduct, confidentiality practices, and procedures related to employee misconduct. Cardlytics requires all employees to take business ethics training upon hire and annually thereafter.
Cardlytics also maintains an Anti-Corruption Policy for the purpose of ensuring compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. Travel Act, the U.S. Domestic Bribery Statute, the UK Bribery Act, and all other anti-corruption laws and regulations applicable to the Company’s business anywhere in the world. We expect our agents, consultants, representatives, lobbyists, suppliers, vendors, resellers, distributors, customs or other brokers, contractors, advisors, and other business partners to comply with the principles contained in the Anti-Corruption Policy. Cardlytics requires all employees to take anti-corruption training upon hire and annually thereafter.
An ethics hotline is available for employees and external users to confidentially report possible violations of the Code of Conduct, applicable ethics policies or practices, or applicable laws or regulations. Reported violations are reviewed by the Chief Legal and Privacy Officer in a timely manner.
Corporate Governance Guidelines
The Board of Directors has adopted Corporate Governance Guidelines, which became effective in February 2018 in connection with the Company's initial public offering, to ensure that the Board of Directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board of Directors intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning and board committees and compensation. The Nominating and Corporate Governance Committee regularly reviews the Corporate Governance Guidelines, seeks advice and recommendations from outside advisors and considers corporate governance trends and best practices in our industry.

PROPOSAL NO. 2 -
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed management to submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company’s financial statements since 2012. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.
Principal accountant fees and services
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2021 and 2022 by Deloitte & Touche LLP, the Company’s principal accountant (in thousands):

	Year Ended December 31,
	2021	2022
Audit fees(1)	$1,941	$2,234
Audit-related fees	1,152	—
Tax fees(2)	272	300
All other fees(3)	879	167
Total fees	$4,244	$2,701
(1)Audit fees consist of the fees for professional services rendered for the audit of our annual financial statements and review of our quarterly financial statements, and services normally provided by the accountant in connection with statutory and regulatory filings or engagements.
(2)Tax fees consist of the fees for professional services rendered in connection with tax compliance, advice and planning services.
(3)All other fees consist of fees for diligence services rendered in connection with our acquisitions of Dosh, Bridg and Entertainment.

Pre-Approval Policies and Procedures
The Audit Committee has adopted a pre-approval policy under which the Audit Committee approves in advance all audit and permissible non-audit services to be performed by the independent accountants (subject to a de minimis exception). These services may include audit services, audit-related services, tax services, and other non-audit services. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. In accordance with its pre-approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by our independent auditor. If there are any additional services to be provided, a request for pre-approval must be submitted to the Audit Committee for its consideration under the pre-approval policy. The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. Finally, in accordance with the pre-approval policy, the Audit Committee has delegated pre-approval authority to the Chairperson of the Audit Committee. The Chairperson of the Audit Committee must report any pre-approval decisions to the Audit Committee at its next meeting.
All of the services of Deloitte & Touche LLP for 2021 and 2022 described above were in accordance with the pre-approval policy adopted by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2

EXECUTIVE OFFICERS
Executive Officers Who Are Not Directors
The following sets forth certain information with respect to our executive officers who are not directors:

Andrew C. Christiansen, age 44
Andrew Christiansen has served as Chief Financial Officer at Cardlytics since March 2020. As Chief Financial Officer of Cardlytics, Mr. Christiansen oversees accounting, reporting, financial planning and analysis, corporate development and investor relations. Prior to this role, Mr. Christiansen was Senior Vice President and Corporate Controller at Cardlytics from 2014 to 2020, where he oversaw all accounting and financial reporting activities. Before joining Cardlytics, he held accounting and financial reporting positions at Cbeyond, Inc. from 2011 to 2014. Earlier in his career, he held audit and tax consulting positions at PricewaterhouseCoopers and Deloitte. Mr. Christiansen holds a B.S. and MAcc from the University of Iowa and is an inactive licensed CPA. On March 17, 2023, Mr. Christiansen informed the Company that he intended to resign from all positions with the Company, including as Chief Financial Officer of the Company, effective as of July 23, 2023.

Andrew C. Christiansen Chief Financial Officer

Nick Lynton, age 40
Nick Lynton has served as the Chief Legal and Privacy Officer at Cardlytics since July 2022. Prior to assuming this role he held several positions of increasing responsibility in the Cardlytics Legal Department from 2015 to 2022, including serving as the Company’s Assistant General Counsel. Prior to his time at Cardlytics, Mr. Lynton was an attorney at Alston & Bird LLP from 2010 to 2014. Mr. Lynton holds a B.A. in American Studies and English from Tulane University and a J.D. from Vanderbilt University Law School.

Nick Lynton Chief Legal and Privacy Officer

Amit Gupta, age 50
Amit Gupta has served as the Chief Operating Officer of Cardlytics and General Manager of Bridg since January 2023. Prior to Cardlytics, Amit worked at Stripe from January 2021 to January 2023, where he was responsible for the strategy and operations work with banks, networks, and payment methods, globally. Before Stripe, Mr. Gupta worked at Google in Geo, home to Google’s location related products, from January 2018 to December 2021. As part of the Geo executive leadership team, he was responsible for product and engineering execution and strategy for Google Maps, Local Search, Food, Maps Enterprise Platform and Google SMBs. Previously, Mr. Gupta founded and was the CEO of a series of startups from 2010 to 2017. He started his career at Booz Allen Hamilton, where he was a Partner in the Tech practice from 2000 to 2010. Mr. Gupta holds a B.S. in Electrical Engineering from The Ohio State University and an M.B.A. from the NYU Stern School of Business.

Amit Gupta Chief Operating Officer

CORPORATE RESPONSIBILITY AND SUSTAINABILITY
Cardlytics is a leading advertising platform built on powerful analytics with strong partnerships with financial institutions (“FI partners”) to help them attract potential customers and retain existing ones through our services. Our technology-driven solutions also enable marketers to find potential customers and grow business with existing customers by delivering advertising content to customers. It is critical to our mission to achieve and sustain business excellence by making the right decisions with integrity, corporate responsibility, and ethics in mind in order to protect and enhance the interests of our stakeholders – our clients, their customers, and our valued employees.
Environmental, Social and Governance Approach
Our focus on corporate responsibility, sustainability, and enterprise risk management reflects a commitment to best serve our stakeholders. We believe that achieving and sustaining business excellence is intrinsically tied to leading by example through our corporate responsibility. This responsibility requires us to evaluate and monitor our environmental, social, and governance (“ESG”) practices, which go hand in hand with generating value for our stockholders.
To support our efforts in this area, we have a sustainability working group, consisting of dedicated internal resources and external advisors, to address the ESG factors that are material to our business.
Governance Approach
Overview
Cardlytics is committed to being recognized as a leader in the field of ESG and recognizes that in doing so, we will add significant value for our shareholders. Our sustainability working group evaluates potential ESG risks and opportunities relevant to the Company based on the views held by our stakeholders, and aspects of leading ESG frameworks including the Sustainability Accounting Standard Board, the Task Force on Climate-related Financial Disclosures, and the United Nations Sustainable Development Goals. In addition, the Board solicits direct stockholder feedback and values the input received through this outreach program. Cardlytics ensures that ESG is considered and supported in our operations and administrative matters and is consistent with our stakeholders’ best interests. We encourage all Cardlytics employees to adopt ESG into their day-to-day work activities. Organizational structures are in place to effectively identify, monitor, and manage ESG issues and performance relevant to our businesses. Our Board of Directors, its Committees, and our management act as role models by incorporating those considerations into decision-making in all business activities. Our governance practices are described in more detail in the section of this Proxy Statement entitled "Corporate Governance."
Our Impact Strategy
Cardlytics is committed to building a company whose values reflect what drives our success. We focus on our customers and partners first, act with urgency and focus, value integrity, hold ourselves accountable even when challenged, strive to empower our teams to identify and solve problems and encourage growth and change in our company. To meet our objectives and purpose, it is crucial that we act in a responsible, sustainable, and inclusive manner, and this includes the way in which we source goods and services from our suppliers.
Data Privacy and Security
Since we are a Company built on technology and data, our corporate responsibility starts with our vigilant and robust data privacy and security practices. We operate an advertising platform within our own and our partners' digital channels, which include online, mobile applications, email, and various real-time notifications (the "Cardlytics platform"). Our cybersecurity strategy for the Cardlytics platform involves a design focused on gathering data while minimizing the possibility of collecting, maintaining or using personally identifiable information (“PII”). The Cardlytics platform is purposely designed not to receive or have access to any PII from our FI partners, and our marketing is only targeted against anonymized data. Our privacy and security standards have also been designed and implemented to meet the requirements and safeguard the reputations of our FI partners and marketers, many of which are large, multinational corporations. These customers frequently audit our practices and engage in detailed assessments of our infrastructure.
Although we do not receive or have access to any consumer PII on the Cardlytics platform, we have dedicated significant resources to protect consumers through our leading privacy and security protocols. Our security environment has achieved both SOC 1 Type II and SOC 2 Type II certifications and has been audited by third parties using a variety of standards, which include Statement on Standards for Attestation Engagements No. 18 ("SSAE 18"), AICPA Auditing Standards Board-issued Statement on Quality Control Standard ("SQCS") and Statements on Auditing Standards ("SAS"). Sensitive data is subject to encryption, anonymization, or de-identification, depending on the use case and risk profile. We enhance network security through measures such as network segmentation, firewalls and network and host-based intrusion detection at critical network aggregation and ingress/egress points. Moreover, all of our employees receive security training to further strengthen our security program.

A cornerstone of our practices is transparency in data use and consumer choice. Our privacy policy outlines the types of data we collect and how we use it. Most of our FI partners maintain some form of "opt-out” features for any consumer wishing to opt out of the FI partner's rewards program on the Cardlytics platform.
Outside of the U.S., our privacy and data handling practices are subject to regulation by data protection authorities and other regulators in the countries in which we do business, which may be more restrictive than the requirements that we are subject to in the U.S.
Our Bridg platform was designed to comply with applicable privacy laws and regulations. The Bridg platform also has built-in privacy protections designed to ensure that data provided by clients is never sold or shared, and personal information relating to newly identified consumers is never shared with clients. Bridg’s security environment has achieved SOC 2 Type II certification and has been audited by third parties using standards that include SSAE 18. Additionally, Bridg’s network security measures are substantially similar to the measures related to the Cardlytics platform as described above.
Our data privacy and security approach is overseen at the highest levels by the Board of Directors in alignment and coordination with the Audit Committee.
Environmental Approach
Management of Environmental Risks and Opportunities
Cardlytics is dedicated to proactively managing, and reducing, our environmental impact. We accomplish this by promoting sustainability throughout the organization to reduce our environmental footprint. For example, we financially incentivize employees to take alternative forms of transportation when and where available which can include walking, biking, public transportation, hybrid-vehicle travel and carpooling. Cardlytics considers climate change implications within the strategy and governance of our organization, so that related risks and opportunities are managed appropriately. We understand and mitigate risks that climate change poses to our business, abiding by all legislation and regulations related to environmental protection.
Carbon and Climate
Climate change is one of the world’s greatest crises, and to address it, the public and private sectors need to act together. We recognize the risks that climate change pose to the broader economy, so we strive to minimize the impact of our operations on the environment. Our headquarters in Atlanta, GA are located in a LEED certified building. This year, we also measured our total Scope 1 and Scope 2 GHG emissions from 2021, the results of which are available on our website at https://www.cardlytics.com/about/our-carbon-footprint/.
Social Approach
Compensation
Our Company's mission is to make commerce smarter and rewarding for everyone, and we know this starts with investing in each of our employees. Headquartered in Atlanta, GA with additional offices in New York, NY, Menlo Park, CA, Los Angeles, CA, Troy, MI, Champaign, IL and London, U.K., our employees are a big part of what drives our exceptional desire to win and help our advertisers and partners win.
Our use of equity compensation allows our employees to operate as owners and is a key component of our total rewards strategy to attract, motivate and retain the best talent. We encourage our employees to think and act like stockholders, and they are invested in our success. Employee equity is an important part of our compensation philosophy along with comprehensive medical benefits, a positive work/life ratio, unlimited paid time off, health and wellness programs, and learning and development opportunities. Each year, with the help of outside experts, we evaluate each aspect of our compensation and benefits to ensure they are in alignment with the market and our peers.
Human Rights
Cardlytics is dedicated to protecting human rights, both in our own workforce and in our supply chain. We are a committed equal opportunity employer and abide by all fair labor practices. Our activities do not directly or indirectly violate human rights in any country.
Labor Safety
Cardlytics is dedicated to operating in a safe manner. We accomplish this by establishing general health and safety guidelines, respecting the health and wellbeing of our employees and any subcontractors, and providing a safe work environment, that abides by applicable laws and regulations.

Workforce Diversity and Equality
Diversity, equity, and inclusion (“DEI”) is integrated in everything we do. DEI is embedded in each aspect of the talent lifecycle: attraction, recruitment, onboarding, development, and retention. We promote inclusion and diversity throughout the organization by proactively supporting the development of an inclusive and diverse workforce, including fair representation of female, LGBT+, and Black, Asian, and Minority Ethnic ("BAME") employees and employees with disabilities.
•Cardlytics treats all employees fairly and does not discriminate against any group in our employment practices, and in particular does not discriminate based on gender, race, age, sexual orientation, gender identity, disability, faith, or family circumstances.
•We recruit from diverse sources, and we are committed to fair and equitable hiring practices.
•We perform annual reviews of employee pay with a focus on gender and ethnicity.
Also fundamental to our DEI initiatives are our employee-led special interest groups (“SIGs”). These groups facilitate learning and development, holistic wellness, professional connections, philanthropy, and raising awareness internally and externally for meaningful causes. Each group is sponsored by senior leaders in the organization. Cardlytics Connect, our newest SIG, focuses on our Black and Hispanic employees across the globe. As of December 31, 2022, approximately 42% of our employee were women and 42% were people of color.
Supply Chain Standards
Cardlytics is dedicated to managing our suppliers in a responsible and sustainable manner, and we consider the ethical and sustainable practices of our supply chain in our decision-making processes.
Diverse Spend
Cardlytics’ commitment to diversity is reflected in our values and in every part of our organization, including the suppliers with which we choose to work. In 2022, we spent more than $5.7 million with certified diverse suppliers.
Training & Development
A key component to our sustainability and success is talent development and learning. We are intentional in our efforts to provide all employees with opportunities to grow. Additionally, we have introduced initiatives to give all employees access to learning content providers and have also implemented programs for educational assistance and student loan reimbursement. Cardlytics University is a training and development resource we offer to new hires as well as longer-tenured employees. Cardlytics University also has a specialized curricula for emerging leaders, managers, and mentors.
Benefits
Our people and culture are our most valuable assets and greatest differentiators. We provide our employees and their loved ones with resources to help them thrive. Cardlytics offers a wide range of benefits including healthcare, wellness and mass transit benefits, and unlimited paid time off.
Remote Work
Cardlytics encourages a flexible work environment that prioritizes goals and outcomes, and as a result many of our employees work remotely, either some or all of the time. We believe that flexibility is no longer just a benefit for employees; it is part of our Company culture and empowers our teams to do their best work.
Stockholder Engagement
Our Board and management value the opportunity to engage with our stockholders to better understand and focus on the priorities that matter most to them, and to foster consistent and constructive dialogue. This past year, our Board and members of senior management proactively initiated investor outreach efforts. From these requests, we were able to engage directly, virtually or telephonically, with stockholders representing over 60% of our issued and outstanding shares. During these meetings, we discussed our business results and initiatives, strategy and capital structure and various other matters integral to the Company, including executive compensation and ESG issues. The feedback and insight from these meetings, in addition to emerging best practices, policies at other companies and other market standards, were considered and evaluated by our Board and management to enhance the evolution of our disclosures and practices.
Charitable Contributions
Cardlytics recognizes the importance of supporting our local communities. We support our communities through various projects focusing on giving back through donations of technology, time and money. For example, in 2022, our employees partnered with InspiredU to help provide underprivileged children in local school systems with computers, technology equipment and office supplies. Our Dosh platform allows consumers to donate their cash back rewards to various charities. We also host an annual employee blood drive in partnership with the Red Cross. In lieu of giving gifts to clients for the holidays, Cardlytics donates to a charitable organization on behalf of our clients each year. In 2022, Cardlytics also made charitable donations to Donors Choose, Habitat for Humanity and the Knit for Food Knit-a-Thon.

Health and Well-Being
Cardlytics provides convenient health initiatives and resources for all employees. We sponsor various health "challenges", such as our walking and fitness challenge, throughout the year and also reimburse race registration fees for all employees. In 2022, Cardlytics directly funded health and wellness classes for employees, including free workout classes, instructor-led virtual yoga sessions and meditation offerings. In 2022, Cardlytics also provided a health credit fund to employees and hosted nutrition focused "lunch and learns" throughout the organization.
Efforts in Ukraine
Cardlytics took action to help those affected by the war in Ukraine. For example, we offered support to those directly impacted by matching individual donations from employees for humanitarian aid in Ukraine via reputable charitable agencies.

COMPENSATION DISCUSSION AND ANALYSIS
Currently we have three executive officers. This Compensation Discussion and Analysis provides information regarding the 2022 compensation program for each individual who served as our principal executive officer at any time during 2022, our principal financial officer during 2022, our other most highly compensated executive officer who was serving in such capacity at the end of 2022, and one former executive officer who departed from the Company during 2022 (our “Named Executive Officers”).
For 2022, our Named Executive Officers were:

Name	Position(s)
Karim Temsamani	Chief Executive Officer ("CEO")
Lynne M. Laube	Former Chief Executive Officer
Andrew C. Christiansen	Chief Financial Officer
Nick Lynton	Chief Legal and Privacy Officer
Kirk L. Somers	Former Chief Legal and Privacy Officer
Executive Transitions in 2022
Ms. Laube, our former Chief Executive Officer, resigned from her position effective as of September 1, 2022. She remained employed with us in an advisory capacity and served as a member of our Board of Directors through November 11, 2022. In connection with Ms. Laube’s departure, on November 11, 2022, we entered into a Resignation and Release Agreement with Ms. Laube (the “Laube Resignation and Release Agreement”), which replaced the existing Transition Agreement and Amended and Restated Separation Pay Agreement between Ms. Laube and the Company, the terms of which are describes below.
On July 18, 2022, our Board appointed Mr. Temsamani as our Chief Executive Officer and principal executive officer, effective September 1, 2022. In connection with his appointment, Mr. Temsamani entered into an Offer Letter, a Severance Agreement (the “Temsamani Severance Agreement”), and an Employment Covenants Agreement, the terms of which are described below.
Mr. Somers, our former Chief Legal and Privacy Officer, resigned from his role with us effective as of July 15, 2022. Mr. Lynton assumed Mr. Somers’ responsibilities and was appointed our Chief Legal and Privacy Officer as of that date. The Company expects Mr. Somers to remain at the Company as "Of Counsel" until December 31, 2023, providing advice on legal and regulatory matters pursuant to a Transition Agreement, the terms of which are described below.
Executive Summary
Who we are
Our Company’s mission is to redefine marketing by using data for good. We work to accomplish this mission by operating an advertising platform within our own and our partners' digital channels, which include online, mobile applications, email, and various real-time notifications (the "Cardlytics platform"). We also operate a customer data platform that utilizes point-of-sale ("POS") data, including product-level purchase data, to enable marketers, in a privacy-protective manner, to perform analytics and targeted loyalty marketing and measure the impact of their marketing (the "Bridg platform"). The partners for the Cardlytics platform are predominantly financial institutions ("FI partners") who provide us with access to their anonymized purchase data and digital banking customers. The partners for the Bridg platform are merchants who provide us with access to their POS data, including product-level purchase data. By applying advanced analytics to the purchase data we receive, we make it actionable, helping marketers identify, reach and influence likely buyers at scale, and measure the true sales impact of their marketing spend. We have strong relationships with leading marketers across a variety of industries, including retail, restaurant, travel and entertainment, direct-to-consumer and grocery and gas.

Our purchase intelligence, coupled with our access to customers using our and our partners’ digital channels, enables us to help solve fundamental problems for marketers. Marketers increasingly have access to data about the purchase behavior of their customers in their own stores, websites and loyalty programs. However, they lack insight into their customers’ purchase behavior outside of their stores and websites as well as into the purchase behavior of individuals who are not yet their customers. The reality is, no matter how robust their own customer data is, marketers only see a small portion of their customers’ overall spending patterns. As a result, it is very difficult for businesses to focus their marketing investments on the most valuable customers. With the Cardlytics platform, we enable marketers to reach potential customers across our network of FI partners through their digital banking accounts and present them relevant offers to save money at a time when they are thinking of their finances. With the Bridg platform, we enable marketers to leverage their own POS data and reach their customers across a wide variety of digital advertising channels that they would not otherwise be able to identify and reach. Marketers also face challenges in measuring the performance of their marketing. This issue is particularly acute with respect to measuring the impact of marketing on in-store sales, which is where the vast majority of consumer spending occurs. We believe our platforms transform purchase data into purchase intelligence, creating a disruptive opportunity to comprehensively address these challenges by enabling marketers to precisely measure how marketing drives both in-store and online sales through “closed loop-measurement.”
Executive Compensation Highlights
We took the following key actions with respect to the compensation of our Named Executive Officers for and during 2022:
•Annual Base Salary – As part of its annual review of our executive compensation program that took place from January to March 2022, the Compensation Committee reviewed the annual base salaries of our then-Named Executive Officers. Mr. Christiansen's and Mr. Somers' annual base salaries were maintained at their 2021 levels. Ms. Laube's annual base salary was increased by 9% from $480,000 to $525,000, based on the competitive market analysis previously described reflecting that her annual base salary and target total cash compensation was below the 25th percentile as compared to our peers.
•Annual Bonuses – The Compensation Committee approved the Cardlytics 2022 Bonus Plan in February 2022 at which time it established the target annual bonus opportunities for each of our then-Named Executive Officers at 75% of their annual base salary. Our then-Named Executive Officers were eligible for 20% of their 2022 target annual bonus opportunity after each calendar quarter, based on our corporate performance for the previous quarter, and a final 20% of their target annual bonus opportunity after the end of year based on our corporate performance for the entire year.
The Compensation Committee approved bonus payments based on the first calendar quarter performance period ranging from $40,498 to $78,750 for our then-Named Executive Officers. The Compensation Committee determined to not award any bonus payments for other performance periods.
•Long-Term Incentive Compensation – During 2022, the Compensation Committee granted our Named Executive Officers, except for Mr. Temsamani, whose compensation arrangement is described below, long-term incentive compensation opportunities in the form of performance share unit (“PSU”) awards that may be earned and upon vesting settled for shares of our common stock and time-based restricted-share unit (“RSU”) awards which may be settled for shares of our common stock.
•Compensation Arrangements with Mr. Temsamani – In connection with his appointment as our Chief Executive Officer and principal executive officer, we entered into an employment offer letter dated July 18, 2022 (the “Offer Letter”) with Mr. Temsamani. Pursuant to the Offer Letter, our initial compensation arrangements with Mr. Temsamani were as follows:
◦an initial annual base salary of $500,000;
◦a target annual cash bonus opportunity equal to 75% of his annual base salary;
◦a signing bonus of $250,000; and
◦an RSU award to acquire such number of shares of our common stock equal to $20.0 million divided by the 30-trailing-trading-day average price of our common stock ending on the trading day immediately prior to September 1, 2022, the effective date of his employment (the “Hire Date”), that will vest and settle as to 25% of the shares subject to the award on the first anniversary of the Hire Date, with the remaining shares to vest in equal quarterly installments over the following three years, subject to his continuous service with us on each respective vesting date (the “Temsamani RSU Award”). The grant date fair value of the Temsamani RSU Award on the Hire Date was equal to $16.9 million, as reflected in the "Executive Compensation - 2022 Summary Compensation Table".

If Mr. Temsamani’s employment with us is terminated without “cause” or he resigns for “good reason” (as each such term as defined in the Temsamani Severance Agreement), then he will be entitled to receive cash severance and continued medical benefits as described in more detail in “Employment, Severance and Change in Control Agreements” below. If Mr. Temsamani’s employment with us is terminated without “cause” or he resigns for “good reason” within three months before or within one year after a “change in control” (as such term is defined in our 2022 Inducement Plan), then 100% of the unvested shares subject to his outstanding equity awards will immediately accelerate and become vested and exercisable as described in more detail in “Employment, Severance and Change in Control Agreements” below. If Mr. Temsamani’s employment with us is terminated without “cause” or he resigns for “good reason” prior to the one-year anniversary of his employment start date, then 25% of the shares subject to the Temsamani RSU Award will accelerate and fully vest on the date of termination or resignation, as applicable. Acceleration of the Temsamani RSU Award is subject to delivery to us of an executed and effective release of all claims in favor of the Company.
Mr. Temsamani’s Offer Letter was negotiated on our behalf and approved by our Board of Directors. In establishing his initial compensation arrangements, we took into consideration the requisite experience and skills that a qualified candidate would need to manage a growing business in a dynamic and ever-changing environment, the competitive market for similar positions at other comparable companies based on a review of compensation survey data and the need to integrate him into the executive compensation structure that we had developed since our initial public offering of our equity securities, balancing both competitive and internal equity considerations. For a summary of the material terms and conditions of Mr. Temsamani’s Offer Letter, see “Employment, Severance and Change in Control Agreements - Employment Arrangements and Offer Letters” below.
•Adoption of Inducement Plan - On July 18, 2022, our Board of Directors adopted the Cardlytics, Inc. Inducement Plan (the “Inducement Plan”). Our Board of Directors also adopted a form of stock option grant notice and agreement and a form of restricted stock unit grant notice and agreement (the “Award Agreements”) for use with the Inducement Plan. A total of 1,500,000 shares of our common stock were reserved for issuance under the Inducement Plan, subject to adjustment for stock dividends, stock splits or other changes in our common stock or capital structure. The purpose of the Inducement Plan is to secure the services of eligible employees, to provide incentives for such eligible employees to exert maximum efforts for our success, and to provide such eligible employees an opportunity to benefit from increases in value of our common stock through the granting of certain stock awards. The 2022 Inducement Plan was approved by the Compensation Committee without stockholder approval pursuant to Nasdaq Stock Market Listing Rule 5635(c)(4) and will be utilized exclusively for the grant of stock awards to individuals who were not previously an employee or non-employee director of the Company (or following a bona fide period of non-employment with the Company) as an inducement material to such individual’s entry into employment with us. As of December 31, 2022, 154,739 shares of our common stock remained available for issuance under the Inducement Plan.
Say-on-Pay Vote
At our 2022 Annual Meeting of Stockholders, our stockholders approved the advisory resolution on our Named Executive Officer compensation (the "Say-on-Pay Vote") with approximately 92.5% of the votes cast voting in favor of the resolution. Our Board of Directors and the Compensation Committee considered the results of this vote and view this vote as confirmation that our stockholders support our executive compensation program. In addition, at our 2022 Annual Meeting of Stockholders, our stockholders approved the advisory resolution that a Say-on-Pay Vote be held every year, and as such we will be conducting such advisory votes on that basis.
Relationship Between Pay and Performance
We design our executive compensation program to balance the goals of attracting, motivating, rewarding, and retaining our Named Executive Officers and promoting the interests of our stockholders. To ensure this alignment and to motivate and reward individual initiative and effort, we seek to ensure that a meaningful portion of our Named Executive Officers’ annual target total direct compensation opportunity is both “at-risk” and variable in nature.
In 2022, we emphasized performance-based compensation to appropriately reward our Named Executive Officers through two separate compensation elements:
•First, we provided an annual bonus plan which was entirely based on corporate performance and provided for payments in cash if we achieved our pre-established quarterly and annual corporate performance objectives.
•In addition, we granted PSU awards that may be earned over a multi-year performance period if we achieve one or more pre-established performance objectives during such period.
These types of variable pay elements ensure that a significant portion of our Named Executive Officers’ target total direct compensation is contingent (rather than fixed) in nature, with the amounts ultimately payable subject to variability above or below target levels commensurate with our actual performance.
We believe that this design provides balanced incentives for our Named Executive Officers to drive financial performance and long-term growth. To ensure that we remain faithful to our compensation philosophy, the Compensation Committee regularly evaluates the relationship between the reported values of the equity awards granted to our Named Executive Officers, the amount of compensation realizable (and, ultimately, realized) from such awards in subsequent years and our total stockholder return over this period.
Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on an annual basis to ensure that it is consistent with our short- and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent.
The following summarizes our executive compensation and related policies and practices:

WHAT WE DO		WHAT WE DO NOT DO
☑	Maintain an Independent Compensation Committee. The Compensation Committee consists solely of independent directors who establish our compensation policies and practices.	☒
No Executive Retirement Plans. We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our Named Executive Officers other than the plans and arrangements that are available to all employees. Our Named Executive Officers are eligible to participate in our Section 401(k) retirement plan on the same basis as our other employees.

☑
Retain an Independent Compensation Advisor. The Compensation Committee has engaged its own compensation consultant to provide information, analysis and other advice on executive compensation independent of management. This consultant performed no other consulting or other services for us in 2022.
☒
Limited Perquisites. We pay the health insurance premiums for our Named Executive Officers and other senior executives. We do not provide any additional perquisites or other personal benefits to our Named Executive Officers.

☑
Annual Executive Compensation Review. The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.
☒
No Excise Tax Payments on Future Post-Employment Compensation Arrangements. We do not provide any excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change in control of the Company.

☑
Compensation At-Risk. Our executive compensation program is designed so that a significant portion of our Named Executive Officers’ compensation is “at risk” based on corporate performance, as well as equity-based, to align the interests of our Named Executive Officers and stockholders.
☒
No Special Health or Welfare Benefits. In 2022, we did not provide our Named Executive Officers with any health or welfare benefit programs, other than participation in our broad-based employee programs.

☑	Succession Planning. We review the risks associated with our key executive officer positions to ensure adequate succession plans are in place.	☒	No Hedging or Pledging of our Equity Securities. We prohibit our employees, including our Named Executive Officers, and the non-employee members of our Board from hedging or pledging our common stock.
☑
Compensation Recovery ("Clawback") Policy. This policy enables us to seek to recover certain incentive compensation from a current or former officer who is subject to Section 16 of the Exchange Act if: (a) we are required to prepare an accounting restatement for any fiscal period commencing after the adoption of the policy due to material non-compliance with any financial reporting requirement, or (b) it is determined that such officer knowingly violated SEC rules and regulations or our policies or willfully committed an act of fraud, dishonesty, gross recklessness or gross negligence that contributed to the non-compliance that resulted in the obligation to restate our financial statements.
		☒	No “Single Trigger” Change in Control Severance Payments or Benefits. We do not provide “single trigger” change in control severance payments or benefits to our Named Executive Officers.

Stockholder Advisory Votes on Named Executive Officer Compensation
At the Annual Meeting, we will be conducting a Say-on-Pay Vote.
See Proposal No. 3 in this Proxy Statement.
We value the opinions of our stockholders. Our Board of Directors and the Compensation Committee will consider the outcome of the Say-on-Pay Vote, as well as feedback received throughout the year, when making compensation decisions for our Named Executive Officers.
Executive Compensation Philosophy and Objectives
Our executive compensation philosophy is to provide a compensation program that attracts and retains talented executive officers and motivates and rewards them to meet or exceed our short- and long-term strategic objectives, while simultaneously creating sustainable long-term value for our stockholders. We strive to create an executive compensation program that is competitive, rewards achievement of our strategic objectives and aligns our executive officers’ interests with those of our stockholders.
Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:
•attract, motivate, incentivize and retain employees at the executive level who contribute to our long-term success;
•provide compensation packages to our executive officers that are competitive and reward the achievement of our business objectives and effectively align their interests with those of our stockholders; and
•effectively align our executive officers’ interests with those of our stockholders by focusing on long-term incentive compensation in the form of equity awards that correlate with the growth of sustainable long-term value for our stockholders.
We structure the annual compensation of our Named Executive Officers using three principal elements: base salary, short-term incentive compensation opportunities and long-term incentive compensation opportunities in the form of equity awards. The design of our executive compensation program is influenced by a variety of factors, with the primary goals being to align the interests of our Named Executive Officers and stockholders and to link pay with performance.
We have not adopted any policies or employed guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation.
Compensation-Setting Process
Role of Compensation Committee
Generally, the Compensation Committee discharges the responsibilities of our Board of Directors relating to the compensation of our Named Executive Officers and the non-employee members of our Board of Directors. The Compensation Committee has the overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies and practices applicable to our Named Executive Officers. Further, the Compensation Committee regularly reports decisions to and seeks input from our Board of Directors regarding major matters, such as changes to the compensation of our Named Executive Officers.
In carrying out its responsibilities, the Compensation Committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies and makes decisions that it believes further our philosophy or aligns with developments in best compensation practices and reviews the performance of our Named Executive Officers when making decisions with respect to their compensation.
Each year, the Compensation Committee conducts an evaluation of our executive compensation program to determine if any changes are appropriate. The Compensation Committee also conducts an annual review of the compensation arrangements of our Named Executive Officers, typically during the first quarter of the fiscal year. The Compensation Committee’s authority, duties, and responsibilities are further described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available on our website at www.cardlytics.com.
In making its determinations, the Compensation Committee retains a compensation consultant (as described below) to provide support in its review and assessment of our executive compensation program; however, the Compensation Committee exercises its own judgment in making final decisions with respect to the compensation of our Named Executive Officers.
Setting Target Total Direct Compensation
The Compensation Committee reviews the base salary levels, short-term incentive compensation opportunities and long-term incentive compensation opportunities of our Named Executive Officers and all related performance criteria at the beginning of each year, or more frequently as warranted.
In making decisions about the compensation of our Named Executive Officers, the members of the Compensation Committee rely primarily on their general experience and subjective considerations of various factors, including the following:

•our executive compensation program objectives;
•our performance against the financial, operational and strategic objectives established by the Compensation Committee and our Board of Directors;
•each individual Named Executive Officer’s knowledge, skills, experience, qualifications and tenure relative to other similarly situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;
•the scope of each Named Executive Officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;
•the prior performance of each individual Named Executive Officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team;
•the potential of each individual Named Executive Officer to contribute to our long-term financial, operational, and strategic objectives;
•our Chief Executive Officer’s compensation relative to that of our Named Executive Officers, and compensation parity among our Named Executive Officers;
•our financial performance relative to our compensation peer group;
•the compensation practices of our compensation peer group and the companies in selected broad-based compensation surveys and the positioning of each Named Executive Officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data; and
•the recommendations of our Chief Executive Officer with respect to the compensation of our Named Executive Officers (except with respect to our Chief Executive Officer's own compensation).
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each Named Executive Officer. No single factor is determinate in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.
The Compensation Committee does not weight these factors in any predetermined manner, nor does it apply any formulas in developing its compensation decisions. In making its decisions, which are subjective in nature, the members of the Compensation Committee consider all of this information in light of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each Named Executive Officer and business judgment in making their decisions.
The Compensation Committee does not engage in formal benchmarking against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation decisions with respect to our Named Executive Officers. Instead, in making its determinations, the Compensation Committee reviews information summarizing the compensation paid at a representative group of peer companies, to the extent that the executive positions at these companies are considered comparable to our positions and informative of the competitive environment, and more broad-based compensation surveys to gain a general understanding of market compensation levels. Generally, the Compensation Committee considers the range between the 25th and 75th percentiles of the competitive market data that it reviews as the starting point for its discussions of the appropriate compensation levels for our Named Executive Officers.
Role of Management
In discharging its responsibilities, the Compensation Committee works with members of our management, including our Chief Executive Officer. Our management assists the Compensation Committee by providing information on corporate and individual performance, market compensation data, and management’s perspective on compensation matters. The Compensation Committee solicits and reviews our Chief Executive Officer’s proposals with respect to program structures, as well as our Chief Executive Officer’s recommendations for adjustments to annual cash compensation, long-term incentive compensation opportunities and other compensation-related matters for our Named Executive Officers (except with respect to our Chief Executive Officer's own compensation) based on our Chief Executive Officer’s evaluation of their performance for the prior year.
At the beginning of each year, our Chief Executive Officer reviews the performance of our other Named Executive Officers based on such individual’s level of success in accomplishing the business objectives established for him or her for the prior year and his or her overall performance during that year, and then shares these evaluations with, and makes recommendations to, the Compensation Committee for each element of compensation as described above. The annual business objectives for each Named Executive Officer are developed through mutual discussion and agreement between our Chief Executive Officer and the Named Executive Officers.

The Compensation Committee reviews and discusses our Chief Executive Officer’s proposals and recommendations and considers them as one factor in determining and approving the compensation of our Named Executive Officers. Our Chief Executive Officer also attends meetings of our Board of Directors and the Compensation Committee at which executive compensation matters are addressed, except with respect to discussions involving our Chief Executive Officer’s own compensation.
Role of Compensation Consultant
The Compensation Committee engages an external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. The compensation consultant reports directly to the Compensation Committee and its chair, and serves at the discretion of the Compensation Committee, which reviews the engagement annually.
In 2022, the Compensation Committee engaged Compensia, Inc. (“Compensia”), a national compensation consulting firm, to serve as its compensation consultant to advise on executive compensation matters, including competitive market pay practices for our Named Executive Officers, and assist with the data analysis and selection of the compensation peer group.
During 2022, Compensia attended the meetings of the Compensation Committee (both with and without management present) as requested and provided various services, including the following:
•consultation with the Compensation Committee chair and other members between Compensation Committee meetings;
•review, research and updating of our compensation peer group;
•an analysis of competitive market data for our Named Executive Officers and evaluation of how the compensation we pay our Named Executive Officers compares both to our performance and to how the companies in our compensation peer group compensate their executives;
•a review of competitive market practices for equity compensation, including burn rate and overhang;
•a review and assessment of executive severance and change-in-control agreements;
•an analysis of the bonus structure for the Company sales positions;
•an analysis of the compensation for the Company's Chief Product Officer;
•an assessment of executive compensation trends within our industry, and providing updates on corporate governance and regulatory issues and developments;
•consideration of the adoption of an inducement equity compensation plan;
•consideration of a stock option exchange program; and
•support on other ad hoc matters throughout the year.
The terms of Compensia’s engagement includes reporting directly to the Compensation Committee chair. Compensia also coordinated with our management on data collection and job matching for our executive officers. In 2022, Compensia did not provide any other services to us.
The Compensation Committee has evaluated its relationship with Compensia to ensure that it believes that such firm is independent from management. This review process included a review of the services that such compensation consultant provided, the quality of those services and the fees associated with the services provided during 2022. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the Nasdaq Marketplace Rules and such other factors as were deemed relevant under the circumstances, the Compensation Committee has evaluated Compensia’s independence and determined that no conflict of interest has arisen as a result of the work performed by Compensia.
Competitive Positioning
The Compensation Committee believes that peer group comparisons are useful guides to measure the competitiveness of our executive compensation program and related policies and practices. For purposes of assessing our executive compensation against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a select group of peer companies.
This compensation peer group consists of technology companies that are similar to us in terms of revenue, market capitalization and industry focus. The competitive data drawn from this compensation peer group, however, is only one of several factors that the Compensation Committee considers in making its decisions with respect to the compensation of our Named Executive Officers.
At the end of 2021 and into the beginning of 2022, the Compensation Committee used the following compensation peer group to analyze the compensation of our Named Executive Officers and make its initial compensation decisions for the year. This compensation peer group, which was finalized in October 2021 with the assistance of Compensia, was comprised of publicly traded technology companies. In evaluating the companies comprising the compensation peer group, Compensia considered the following primary criteria which did not change from the prior year:

•publicly traded companies headquartered in the United States with a preference for companies headquartered in the Southeast portion of the United States;
•companies in the software/Internet and advertising GICS sub-industry sectors;
•similar revenues – within a range of ~0.5x to ~2.5x our prior four quarters’ revenues; and
•similar market capitalization – within a range of ~0.25x to ~4.0x our then-market capitalization.

This compensation peer group consisted of the following companies:

BLACKLINE

Magnite

PROS

RAPID7

Five9

LiveRamp

zuora

REDFIN

Quotient

PagerDuty

Q2

upland

Eventbrite

paylocity

DOMO

yext

SurveyMonkey

yelp

everbridge

This compensation peer group was used by the Compensation Committee throughout 2022 as a reference for understanding the competitive market for executive positions in our industry sector.
The Compensation Committee used data drawn from the companies in our compensation peer group, as well as data from broad survey cuts drawn from the Radford Global Technology Survey database, covering U.S.-based technology companies with revenue between $200 million and $500 million, to evaluate the competitive market when determining the total direct compensation packages for our Named Executive Officers, including base salary, target short-term incentive compensation opportunities and long-term incentive compensation opportunities.
The Compensation Committee reviews our compensation peer group at least annually and adjusts its composition if warranted, considering changes in both our business and the businesses of the companies in the peer group.
Compensation Elements
Generally, our executive compensation program consists of three principal elements – base salary, short-term incentive compensation opportunities and long-term incentive compensation opportunities in the form of equity awards:

Element	Type of Element	Compensation Element	Objective
Base Salary	Fixed	Cash	Designed to attract and retain highly talented executives by providing fixed compensation amounts that are competitive in the market and reward performance.
Short-Term Incentive Compensation	Variable	Cash	Designed to motivate our executives to achieve specific business objectives and provide financial incentives when we meet or exceed our objectives during the operative period.
Long-Term Incentive Compensation	Variable	Equity awards in the form of PSU awards and/or RSU awards that may be settled for shares of our common stock.	Designed to align the interests of our executives and our stockholders by motivating them to create sustainable long-term stockholder value.

Base Salary
Base salary represents the fixed portion of the compensation of our Named Executive Officers and is an important element of compensation that is intended to attract and retain highly talented individuals. We use base salary to provide each Named Executive Officer with a specified level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests.
Generally, we establish the initial base salaries of our Named Executive Officers through arm’s-length negotiations at the time we hire the individual, taking into account his or her position, qualifications, experience, prior salary level and the base salaries of our other executive officers. Thereafter, the Compensation Committee reviews the base salaries of our Named Executive Officers each year as part of its annual compensation review, with input from our Chief Executive Officer (except with respect to their own base salary) and makes adjustments as it determines to be reasonable and necessary to reflect the scope of a Named Executive Officer’s performance, individual contributions and responsibilities target total direct compensation opportunity and equity ownership and market conditions.
In February 2022, the Compensation Committee reviewed the base salaries of our then-Named Executive Officers, taking into consideration a competitive market analysis prepared by its compensation consultant and the recommendations of our then-Chief Executive Officer Ms. Laube (except with respect to her own base salary), as well as the other factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above. Following its base salary review, the Compensation Committee determined to increase the base salary for Ms. Laube based on a competitive market analysis prepared by Compensia reflecting that her base salary and target total cash compensation were below the 25th percentile as compared to our peers, and to maintain Mr. Christiansen’s base salary at $350,000 and Mr. Somers' base salary at $320,000.
The 2022 base salaries of our Named Executive Officers were as follows:

Named Executive Officer	2021 Base Salary	2022 Base Salary	Percentage Adjustment
Mr. Temsamani	$—	$500,000(1)	n/a
Ms. Laube	$480,000	$525,000(2)	9%
Mr. Christiansen	$350,000	$350,000(2)	—%
Mr. Lynton	$234,000	$269,989(3)	15%
Mr. Somers	$320,000	$320,000(2)	—%
(1)Mr. Temsamani was appointed Chief Executive Officer on September 1, 2022 with an annual base salary of $500,000, effective immediately.
(2)These 2022 base salaries were effective as of April 1, 2022.
(3)Mr. Lynton was appointed Chief Legal and Privacy Officer on July 15, 2022 with an increased annual base salary of 15% effective upon such appointment.
The base salaries paid to our Named Executive Officers during 2022 are set forth in the “2022 Summary Compensation Table” below.
Short-Term Incentive Compensation
In 2022, we provided all of our employees, including our Named Executive Officers, with the opportunity to earn quarterly and an annual incentives in the form of bonus awards to compensate them for the achievement of pre-established quarterly and annual corporate performance objectives and, in the case of participants other than our Named Executive Officers, their individual performance. We also provide some of our more senior employees, including our Named Executive Officers, with the opportunity to earn quarterly incentives in the form of bonus awards to compensate them for the achievement of pre-established quarterly corporate performance objectives. The corporate performance objectives were designed to align with the annual financial measures contained in the budget developed by our management and reviewed and approved by our Board.
On February 23,2022, the Compensation Committee approved the Cardlytics 2022 Bonus Plan (the “2022 Bonus Plan”) to provide eligible participants, including our then-Named Executive Officers, with the opportunity to earn bonus awards based upon our ability to achieve pre-established corporate performance objectives. During each of the four calendar quarters of the year, participants were eligible to earn bonus payouts in amounts ranging from 0% to 110% of their quarterly target bonus amounts (which, for each quarter was 20% of their full year target annual short-term incentive compensation opportunity). For the full year, participants were also eligible to earn bonus payouts in amounts ranging from 0% to 110% of the full year bonus amount (which was also 20% of their full year target annual short-term incentive compensation opportunity). The Compensation Committee also approved the quarterly and annual corporate performance measures and target performance levels and the formula for bonus payments under the 2022 Bonus Plan.

In August 2022, the Compensation Committee determined that the target levels for the corporate performance objectives approved in February 2022 no longer reflected our business environment and were likely to be unattainable. The Compensation Committee directed management to reforecast our financial projections for the third and fourth calendar quarters of 2022. After reviewing the revised information presented by management, the Compensation Committee revised the performance-based bonus target levels and the methodology for determining bonus payments based on our corporate performance under the 2022 Bonus Plan to reflect the changes in our operating environment. Such revisions were in effect for, and solely related to, the third and fourth calendar quarters of 2022.
The target performance levels for the corporate measures represented goals that were designed to be difficult to fully achieve. Bonus amounts earned were to be paid following the end of each calendar quarter and then after the end of the year.
Target Annual Short-Term Incentive Compensation Opportunities
For purposes of the 2022 Bonus Plan, bonuses were to be based upon a specific percentage of each participant’s annual base salary. In February 2022, the Compensation Committee reviewed the target annual short-term incentive compensation opportunities of our then-Named Executive Officers. Following this review and after taking into consideration a competitive market analysis prepared by Compensia and the recommendations of our then-Chief Executive Officer Ms. Laube (except with respect to her own target annual short-term incentive compensation opportunity), as well as the other factors described in in “Compensation-Setting Process – Setting Target Total Direct Compensation” above, the Compensation Committee determined to maintain the target annual short-term incentive compensation opportunity of each of our then-Named Executive Officers at 75% of his or her annual base salary.
Accordingly, the target annual short-term incentive compensation opportunities of our Named Executive Officers as determined in 2022 were as follows:

Named Executive Officer	2022 Target Annual Bonus Opportunity (as a percentage of base salary)	2022 Target Annual Bonus Opportunity ($)
Mr. Temsamani	75%	$375,000(1)
Ms. Laube	75%	$393,750(2)
Mr. Christiansen	75%	$262,500
Mr. Lynton	75%	$121,495(3)
Mr. Somers	75%	$240,000.00
(1)Mr. Temsamani’s target annual short-term incentive compensation opportunity was effective on September 1, 2022, his first day as our CEO.
(2)Ms. Laube's target annual short-term incentive compensation opportunity increased from $360,000 to $393,750 when her annual base salary was increased from $480,000 to $525,000 effective on April 1, 2022.
(3)Mr. Lynton's target annual short term incentive compensation opportunity was based on his annual base salary of $269,989, which was effective upon his appointment as our Chief Legal and Privacy Officer in July 2022. The 75% 2022 target annual short-term incentive compensation opportunity was only effective following Mr. Lynton’s appointment. Prior to July 2022, Mr. Lynton was eligible to participate in our non-executive bonus plan, under which he had a different target annual short-term incentive compensation opportunity and a mix of target levels.
Corporate Performance Objectives
In February 2022, the Compensation Committee selected adjusted contribution and adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”) as the equally weighted corporate performance measures for purposes of determining potential quarterly and annual bonus payouts under the 2022 Bonus Plan. For this purpose:
•“Adjusted contribution” is a non-GAAP financial measure that is defined as the degree by which revenue generated from our marketers exceeds the cost to obtain the purchase data and the digital advertising space from our partners. Adjusted contribution demonstrates how incremental marketing spend on our platform generates incremental amounts to support our sales and marketing, research and development, general and administration and other investments. Adjusted contribution is calculated by taking our total revenue less our Partner Share and other third-party costs exclusive of amortization and impairment of deferred implementation costs, which is a non-cash cost.
•"Adjusted EBITDA” is a non-GAAP financial measure that is defined as our net loss before income tax benefit; interest expense, net; depreciation and amortization expense; stock-based compensation expense; foreign currency gain (loss); impairment of goodwill and intangible assets; deferred implementation costs; restructuring and reduction of force costs; acquisition and integration costs (benefits); and change in fair value of contingent consideration. We do not consider these excluded items to be indicative of our core operating performance.

The Compensation Committee selected “adjusted contribution” and “adjusted EBITDA” as the corporate performance measures for the 2022 Bonus Plan based on its belief that they were the most appropriate top-line and bottom-line indicators of the effectiveness of our growth strategy and our ability to continue to make large investments to evolve our platform. We use adjusted contribution extensively to measure the efficiency of our advertising platform, make decisions to manage advertising campaigns and evaluate our operational performance. Adjusted EBITDA is a key measure used by management to understand and evaluate the core operating performance and trends and to generate future operating plans, make strategic decisions regarding the allocation of capital and invest in initiatives that are focused on cultivating new markets for our solution. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates comparisons of our operating performance on a period-to-period basis. Reconciliations from adjusted EBITDA to net loss and from adjusted contribution to gross profit are set forth in Appendix A to this Proxy Statement. For purposes of the table below, the target levels for the corporate performance objectives for the third quarter of 2022, fourth quarter of 2022 and full year of 2022 reflect the revised target levels approved pursuant to our Revised 2022 Bonus Plan discussed further below, including the elimination of adjusted contribution as a corporate performance measure during the third and fourth quarters of 2022.
The 2022 Bonus Plan and the Revised 2022 Bonus Plan Corporate Performance Objectives Targets (in thousands):

$200,000
$150,000
$100,000
$50,000
$—
$(50,000)
$34,789
$(11,833)
$43,712
$(4,835)
$—
$(5,200)
$—
$10,010
$188,906
$(6,370)
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Total Year 2022
Total Adjusted Contribution
Adjusted EBITDA

Using these aggregate target levels, the Compensation Committee established quarterly target levels for each corporate performance measure that were consistent with our past experience, our then-existing new business pipeline and our understanding of our current business environment and competitive factors. In addition, for each of these corporate performance measures, the Compensation Committee established quarterly and annual threshold performance levels below which no payout would be made. In the case of the adjusted contribution measure, there would be no payout if our adjusted contribution was less than 90% of target for the calendar quarter and for the full year. In the case of the adjusted EBITDA measure, there would be no payout if our adjusted EBITDA was greater than $1 million below the target for the calendar quarter and greater than $4 million below the target for the full year. The Compensation Committee selected these target levels, generally, to reward performance above the guidance provided to the investment community and ensure the business paid for performance. Further, as demonstrated in the table below, 100% of the bonus award could not be achieved unless 100% of the target performance levels for each corporate performance measure was achieved. A lower payout (50%) would be paid out at the threshold to recognize performance while incentivizing performance at 100%.
As originally approved by the Compensation Committee, potential bonuses for our Named Executive Officers under the 2022 Bonus Plan could range from 0% to 120% of their target annual short-term incentive compensation opportunity with respect to the adjusted contribution corporate performance measure and 0% to 100% of their target annual short-term incentive compensation opportunity with respect to the adjusted EBITDA corporate performance measure.

In addition, the Compensation Committee approved the following payout methodology for our actual performance for each calendar quarter and for the full year under the 2022 Bonus Plan:
2022 Bonus Plan Methodology

Total Adjusted Contribution	Payout	Adjusted EBITDA (1)	Payout
$0 to 90%	$0	$0 to within $1 million	$0
90% to 99.9%	50% to 100% in a linear fashion (e.g., 91% achievement pays out 55% of bonus; 92% achievement pays out pays out 60% of bonus)	From $1 million to target	50% to 100% in linear fashion
100%	100%	Target	100%
100% to 110%	2% extra bonus payout for every 1% of overachievement (e.g., 106% achievement pays out 112% of bonus)	100%+	Capped at 100%
110%+	Capped at 120%
(1) For purposes of the 2022 Bonus Plan, achievement of the adjusted EBITDA performance objective was to be determined by comparing results to the target level with all bonus expense removed. The target levels for the adjusted EBITDA performance objectives are exclusive of eligible executive bonus payouts earned.
2022 Bonus Plan and Revised 2022 Bonus Plan
First Calendar Quarter
For the first calendar quarter of 2022, our financial results were as follows for purposes of the 2022 Bonus Plan:

Corporate Performance Measure	Target Performance Level	Threshold Performance Level	Actual Performance Level	Attainment Percentage	Payout Percentage	Weighted Payout Percentage
Adjusted Contribution	$34,789,000	$31,310,343	$32,775,000	94.2%	71.1%	35.5%
Adjusted EBITDA	$(11,833,021)	$(12,833,021)	$(10,537,000)	100.0%	100.0%	50.0%
Payout						85.5%
Based on an 85.5% payout for the first calendar quarter, our Named Executive Officers received the following quarterly bonus payouts.

Named Executive Officer	Target Quarterly Bonus ($)	Quarterly Bonus Payout ($)
Ms. Laube	$78,750	$66,938
Mr. Christiansen	$52,500	$44,625
Mr. Lynton	n/a(1)	$11,075(2)
Mr. Somers	$48,000	$40,800
(1) Mr. Lynton was appointed our Chief Legal and Privacy Officer on July 15, 2022 and was not eligible to participate in our non-executive bonus plan during the first calendar quarter of 2022.
(2) Mr. Lynton was awarded a bonus during the first quarter of 2022 based on a non-executive bonus plan.
Second Calendar Quarter
For the second calendar quarter of 2022, our financial results were as follows for purposes of the 2022 Bonus Plan:

Corporate Performance Measure	Target Performance Level	Threshold Performance Level	Actual Performance Level	Attainment Percentage	Payout Percentage	Weighted Payout Percentage
Adjusted Contribution	$43,712,000	$39,341,000	$35,125,000	80.4%	—%	—%
Adjusted EBITDA	$(4,835,000)	$(5,835,000)	$(15,785,000)	—%	—%	—%
Payout						—%
Based on our results of not achieving the threshold performance level for total adjusted contribution or adjusted EBITDA, our Named Executive Officers received no quarterly bonus payout for the second calendar quarter of 2022.

Named Executive Officer	Target Quarterly Bonus ($)	Quarterly Bonus Payout ($)
Ms. Laube	$78,750	$—
Mr. Christiansen	$52,500	$—
Mr. Lynton	n/a(1)	$—
Mr. Somers	$48,000	$—
(1) Mr. Lynton was appointed our Chief Legal and Privacy Officer on July 15, 2022 and was not eligible to participate in our non-executive bonus plan during the second calendar quarter of 2022.
Revised 2022 Bonus Plan Corporate Performance Objective Targets
Modifications to 2022 Bonus Plan
In August 2022, after reviewing revised and updated projections of our likely financial performance for the remainder of the year in light of the impact that macroeconomics were having on our business and the global economy, the Compensation Committee reevaluated the corporate performance measures under the 2022 Bonus Plan and determined that it was necessary and appropriate to change our corporate performance measures to only adjusted EBITDA and to remove adjusted contribution as a corporate performance measure for the third and fourth calendar quarters of 2022 (the “Revised 2022 Bonus Plan”).
The Compensation Committee adjusted the target levels for the adjusted EBITDA corporate performance measure for the third and fourth calendar quarters of 2022. The full year target levels were not revised as a result of this modification to the 2022 Bonus Plan.
As modified by the Compensation Committee, our Named Executive Officers were eligible to earn bonus awards to the extent that we achieved certain revised adjusted EBITDA performance levels for each of the third and fourth calendar quarters of 2022 as follows:

Corporate Performance Measure	Third Quarter 2022	Fourth Quarter 2022
Adjusted EBITDA (35%)	$(7,300,000)	$—
Adjusted EBITDA (50%)	$(6,800,000)	$8,500,000
Adjusted EBITDA (75%)	$(6,000,000)	$9,300,000
Adjusted EBITDA (100%)	$(5,200,000)	$10,100,000
Third Calendar Quarter
For the third fiscal quarter of 2022, our financial results were as follows for purposes of the Revised 2022 Bonus Plan:

Corporate Performance Measure	Target Performance Level at 100%	Threshold Performance at 35%	Actual Performance Level	Attainment Percentage	Payout Percentage	Weighted Payout Percentage
Adjusted EBITDA	$(5,200,000)	$(7,300,000)	$(12,708,000)	—%	—%	—%
Payout						—%
Based on our results of not achieving the threshold performance level for adjusted EBITDA, our Named Executive Officers received no quarterly bonus payouts for the third calendar quarter of 2022.

Named Executive Officer	Target Quarterly Bonus ($)	Quarterly Bonus Payout ($)
Mr. Temsamani	$75,000	$—
Ms. Laube	$78,750	$—
Mr. Christiansen	$52,500	$—
Mr. Lynton	$40,498	$—
Mr. Somers	$48,000	$—
Fourth Calendar Quarter
For the fourth calendar quarter of 2022, our financial results were as follows for purposes of the Revised 2022 Bonus Plan:

Corporate Performance Measure	Target Performance Level at 100%	Threshold Performance Level at 50%	Actual Performance Level	Attainment Percentage	Payout Percentage	Weighted Payout Percentage
Adjusted EBITDA	$10,010,000	$8,500,000	$(6,137,000)	—%	—%	—%
Payout						—%
Based on our results of not achieving the threshold performance level for adjusted EBITDA, our Named Executive Officers received no quarterly bonus payouts for the fourth calendar quarter of 2022.

Named Executive Officer	Target Quarterly Bonus ($)	Quarterly Bonus Payout ($)
Mr. Temsamani	$75,000	$—
Ms. Laube	n/a	$—
Mr. Christiansen	$52,500	$—
Mr. Lynton	$40,498	$—
Mr. Somers	$48,000	$—
Full Year
For the full year of 2022, our financial results were as follows for purposes of the 2022 Bonus Plan:

Corporate Performance Measure	Target Performance Level	Threshold Performance Level	Actual Performance Level	Attainment Percentage	Payout Percentage	Weighted Payout Percentage
Adjusted Contribution	$188,906,210	$170,015,589	$143,035,000	—%	—%	—%
Adjusted EBITDA	$(6,370,271)	$(7,370,271)	$(45,167,000)	—%	—%	—%
Payout						—%
Based on our results of not achieving the threshold performance level for total adjusted contribution or adjusted EBITDA, our Named Executive Officers received no bonus payouts for the full year of 2022.

Named Executive Officer	Target Annual Bonus ($)	Annual Bonus Payout ($)
Mr. Temsamani	$75,000	$—
Ms. Laube	$—	$—
Mr. Christiansen	$52,500	$—
Mr. Lynton	$40,498	$—
Mr. Somers	$48,000	$—
The bonuses paid to our Named Executive Officers for 2022 are set forth in the “2022 Summary Compensation Table” below.

Long-Term Equity Incentive Compensation
We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. We use equity awards to incentivize and reward our Named Executive Officers for long-term corporate performance based on the value of our common stock and, thereby, to align the interests of our Named Executive Officers with those of our stockholders. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our Named Executive Officers to create value for our stockholders. Equity awards also help us retain qualified executive officers in a competitive market. Typically, we have granted equity awards to our Named Executive Officers as part of the Compensation Committee’s annual review of our executive compensation program.
Currently, we use PSU awards subject to pre-established performance conditions that may be earned and, upon vesting, may be settled for shares of our common stock, and RSU awards with time-based vesting requirements that may be settled for shares of our common stock to retain, motivate, and reward our Named Executive Officers, and encourage them to drive long-term increases in the value of our common stock. With respect to PSU awards, we believe that such awards serve as an effective source of motivation to our Named Executive Officers to drive our financial performance. In addition, PSU awards provide a direct link between compensation and stockholder return, thereby motivating our Named Executive Officers to focus on and strive to achieve both our annual and long-term financial and strategic objectives. With respect to RSU awards, we believe that because such awards represent the right to receive shares of our common stock upon settlement and have value even in the absence of stock price appreciation, so we are able to incent and retain our Named Executive Officers using fewer shares of our common stock. Since their value increases with any increase in the value of the underlying shares, RSU awards also serve as an incentive which aligns with the long-term interests of our Named Executive Officers and stockholders. The Compensation Committee believes that, in many instances, a portfolio of PSU awards and RSU awards appropriately balances the incentive benefits of a performance-based equity award vehicle with the executive retention and stockholder dilution benefits of RSU awards, thereby aligning the interests of our Named Executive Officers and stockholders and enabling us to use our equity compensation resources efficiently.
To date, the Compensation Committee has not applied a rigid formula in determining the size and form of the equity awards to be granted to our Named Executive Officers as part of our annual focal review of equity awards. Instead, in making these decisions, the Compensation Committee has exercised its judgment as to the amount and form of the awards after considering the factors described in “Governance of Executive Compensation Program – Compensation-Setting Process” above. Based upon these factors, the Compensation Committee has determined the size of each award at levels it considered appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.
During 2022, the Compensation Committee granted long-term incentive compensation opportunities in the form of PSU awards and time-based RSU awards to our Named Executive Officers. The number of shares of our common stock subject to the equity awards granted was determined by the Compensation Committee after taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our then-Chief Executive Officer (except with respect to her own equity award), the amount of equity compensation held by each Named Executive Officer (including the current economic value of his or her unvested equity and the ability of these unvested holdings to satisfy our retention objectives) and the other factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above.

The RSU awards and PSU awards granted to our Named Executive Officers (other than our current CEO) during 2022 were as follows:

80,000
60,000
40,000
20,000
0
63,233
62,694
34,546
18,598
63,232
32,546
25,248
18,598
RSU
PSU
Ms. Laube
Mr. Christiansen
Mr. Lynton
Mr. Somers

RSU Awards
Most time-based RSU awards vest over a four-year period, with 25% of the units subject to each award vesting on each of the first four anniversaries of the date of grant, contingent upon the Named Executive Officer remaining continuously employed by us through each applicable vesting date. Subject to any capitalization adjustment (as defined in the 2018 Equity Incentive Plan), one share of our common stock (or its cash equivalent, at the discretion of the Company) will be issued for each RSU that vests.
PSU Awards
We granted Ms. Laube, Mr. Christiansen, Mr. Lynton and Mr. Somers two PSU awards during 2022.
•For one PSU award, if within four years from the date of grant it is determined by the Compensation Committee that we have installed the new ad server in Bank of America, Chase, or Wells Fargo, 50% of the PSU award will vest, and if within four years from the date of grant it is determined by the Compensation Committee that we have 150,000,000 MAUs installed on the new ad server with the same or lower bank revenue shares as of March 22, 2022, the remaining 50% of the PSU award will vest.
•For the other PSU award, if within four years from the date of grant it is determined by the Compensation Committee that we have billed 10 clients an incremental $10 million over 2021 billings for Combined Cardlytics/Bridg Solutions, 50% of the PSU award will vest. For purposes of this PSU award, “Combined Cardlytics/Bridg Solutions” means a contract under which we and Bridg receive POS data and the client in running Cardlytics media. The remaining 50% of the PSU award will vest six months after the achievement date, contingent upon the Named Executive Officer remaining continuously employed by us through that date.
Any PSU awards for which the applicable achievement date has not occurred as of the fourth anniversary of the date of grant will terminate as of such fourth anniversary, and the Named Executive Officer will have no further rights with respect to such award. If the applicable achievement date is met prior to the fourth anniversary of the date of grant, the PSU award will continue to vest in accordance with the previously described schedule, as applicable.
Equity Award Grant to Mr. Christiansen
On July 18, 2022, our Board of Directors approved the grant of 30,147 RSUs to Mr. Christiansen, our Chief Financial Officer, calculated as $700,000 divided by the 30-trailing-trading-day average stock price ending on the date of the grant (the “CFO Award”). The CFO Award will vest in full on the first anniversary of the grant date provided that Mr. Christiansen is employed as of that date. In addition, in the event Mr. Christiansen’s employment is terminated by us without “cause” or he resigns for “good reason” (as such terms are defined in his existing severance agreement) prior to the anniversary of the grant date, the CFO Award will accelerate and fully vest on the date of termination.
The equity awards granted to our Named Executive Officers during 2022 are set forth in the “2022 Summary Compensation Table” and the “Grants of Plan-Based Awards in 2022 Table” below.

Health and Welfare Benefits; Section 401(k) Plan
Our Named Executive Officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other U.S. full-time employees. These benefits include medical, dental and vision insurance, business travel insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short- and long-term disability insurance, commuter benefits and reimbursement for mobile phone coverage. We pay the monthly premiums for the medical benefits plan selected by each Named Executive Officer.
We also maintain a Section 401(k) retirement plan (the “Section 401(k) Plan”) that provides eligible U.S. employees, including our Named Executive Officers, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees may defer eligible compensation on a pre-tax basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code (the “Code”). Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to such participant’s directions. Employees are immediately and fully vested in their contributions. The Section 401(k) plan is intended to be qualified under Section 401(a) of the Code with the Section 401(k) plan’s related trust intended to be tax-exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the Section 401(k) plan and earnings on those contributions are not taxable to the employee until distributed from the Section 401(k) Plan. We match 50% of the first 5% of each participant’s contributions.
We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our Named Executive Officers except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective and for recruitment and retention purposes. During 2022, no perquisites were provided to our Named Executive Officers.
In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Post-Employment Compensation
We have entered into Amended and Restated Separation Pay Agreements (the “Separation Pay Agreements”) with each of our Named Executive Officers. Each of the Separation Pay Agreements provides for “at will” employment (meaning that either we or the Named Executive Officer may terminate the employment relationship at any time without cause). The Separation Pay Agreements provide that, upon execution of a separation and release agreement in favor of the Company, the Named Executive Officer will receive certain payments and benefits in the event we terminate his or her employment “without cause” or he or she resigns for “good reason” (as each term is defined in the Separation Pay Agreement).
Further, in the event we consummate a “change in control” (as that term is defined in our 2018 Equity Incentive Plan) and either 90 days prior to or one year after such change in control, either (a) the Named Executive Officer’s employment is terminated by us for any reason other than “cause” (as defined in the Separation Pay Agreement) or by him or her for “good reason” (as defined in the Separation Pay Agreement), (b) his or her role, responsibilities or duties are materially changed, reduced or eliminated, (c) his or her compensation is materially reduced, or (d) the geographic location of his or her employment is materially changed (each an “Acceleration Event”), then all of the then outstanding and unvested stock options, restricted share awards, and RSU awards which were granted prior to such change in control will immediately and fully vest and become exercisable on such Acceleration Event.
These Separation Pay Agreements provide reasonable compensation in the form of severance pay and certain limited benefits to the Named Executive Officer if he or she leaves our employ under certain circumstances to facilitate his or her transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing Named Executive Officer to sign a separation and release agreement providing for a general release of all claims as a condition to receiving post-employment compensation payments or benefits. We also believe that these arrangements provided by these agreements help maintain our Named Executive Officers’ continued focus and dedication to their assigned duties to maximize stockholder value if there is a potential transaction that could involve a change in control of the Company. The terms and conditions of these agreements were approved by our Board of Directors after an analysis of competitive market data.

Under the Separation Pay Agreements, all acceleration of vesting of outstanding equity awards in the event of a change in control of the Company are payable only if there is a connected involuntary loss of employment or a constructive termination of employment by a Named Executive Officer (a so-called “double-trigger” arrangement). We use this double-trigger arrangement to protect against the loss of retention value following a change in control of the Company and to avoid windfalls, both of which could occur if vesting of equity awards accelerated automatically as a result of the transaction.
We do not use excise tax payments (or “gross-ups”) relating to a change in control of the Company and have no such obligations in place with respect to any of our Named Executive Officers.
We believe that having in place reasonable and competitive post-employment compensation arrangements, including in the event of a change in control of the Company, are essential to attracting and retaining highly qualified executive officers. The Compensation Committee does not consider the specific amounts payable under the post-employment compensation arrangements when determining the annual compensation for our Named Executive Officers. We do believe, however, that these arrangements are necessary to offer compensation packages that are competitive.
Transition Agreement with Mr. Somers
On July 15, 2022, Mr. Somers, resigned from his role as our Chief Legal and Privacy Officer effective on that date. Mr. Somers agreed to continue in the capacity as “Of Counsel” until December 31, 2023 (the “Termination Date”), pursuant to a Transition Agreement entered into on June 20, 2022. This Transition Agreement supersedes any other compensation arrangement between Mr. Somers and us, including his then-existing Employment Agreement. Pursuant to the Transition Agreement, Mr. Somers would be paid 90% of his base salary, with the remaining 10% of his base salary retained by us and paid on the Termination Date. Mr. Somers' benefits will continue through the Termination Date. Mr. Somers did not receive a bonus for the second fiscal quarter of 2022 since the threshold performance levels for the corporate performance measures were not achieved. For the 2022 annual bonus, Mr. Somers did not receive a bonus since the threshold performance levels for the applicable corporate performance measures were not achieved. Mr. Somers’ entitlement to the compensation and benefits under the Transition Agreement are subject to his execution of appropriate releases to us and continued compliance with his existing restrictive covenants.
Agreements with Ms. Laube
On September 1, 2022, Ms. Laube resigned as our Chief Executive Officer, effective on that date (the “Transition Date”). Ms. Laube agreed to remain employed in an advisory capacity to support a transition of responsibilities through May 31, 2024. Ms. Laube concurrently notified us that she did not intend to stand for reelection at our 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). In connection with her departure, on July 18, 2022, we entered into a Transition Agreement (the “Laube Transition Agreement”) that replaced the existing separation agreement with Ms. Laube. The Laube Transition Agreement provided that on the Transition Date, Ms. Laube would remain an employee of the Company and begin serving as an advisor to our CEO until May 31, 2023 (the “First Advisory Period”). After Ms. Laube’s service as advisor to our CEO, she would continue to serve as an employee of the Company and general advisor for one year, ending May 31, 2024, consistent with her prior separation agreement (the “Second Advisory Period,” and together with the First Advisory Period, the “Advisory Period”). Pursuant to the Laube Transition Agreement, during the Advisory Period, Ms. Laube would be paid 90% of her base salary, with the remaining 10% of her base salary retained by us and paid at the end of the Advisory Period. In addition, Ms. Laube was eligible for a prorated portion (based on her time served as Chief Executive Officer) of her third fiscal quarter 2022 bonus and her annual 2022 bonus, however, bonuses were not paid for these periods since the threshold performance levels for the applicable corporate performance measures were not achieved. The Laube Transition Agreement contained a release and certain restrictive covenants that are binding upon Ms. Laube.
In connection with Ms. Laube’s departure as an advisor to our CEO on November 11, 2022, we entered into a Resignation and Release Agreement (the “Laube Resignation and Release Agreement”) with Ms. Laube, which replaced the existing Transition Agreement and Amended and Restated Separation Pay Agreement between Ms. Laube and us. The Laube Resignation and Release Agreement provided that 65,372 unvested restricted stock units held by Ms. Laube would be accelerated and vest by November 18, 2022. All other restricted stock units and all performance stock units held by Ms. Laube were forfeited for no consideration. Ms. Laube was also entitled to reimbursement on a monthly basis for the COBRA premiums actually paid by Ms. Laube to continue Ms. Laube’s and her covered dependents’ health insurance coverage in effect on the date of separation for up to 18 months following the date of separation, subject to certain criteria. The Laube Resignation and Release Agreement contains a release of claims and certain restrictive covenants that are binding upon Ms. Laube.
Short-Selling, Hedging, and Pledging
Under our Insider Trading Policy, our employees (including officers) and the non-employee members of our Board of Directors are prohibited from engaging in short sales, transactions in put or call options, hedging transactions, holding our securities in margin accounts, pledging our securities or other inherently speculative transactions with respect to our stock at any time.

Tax and Accounting Considerations
The Compensation Committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.
Deductibility of Executive Compensation
Under Section 162(m) of the Code, compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, it also looks at other factors in making its decisions and retains the flexibility to provide compensation for our Named Executive Officers in a manner consistent with the goals of our executive compensation program, which may include providing for compensation that is not deductible due to the deduction limit under Section 162(m).
Accounting for Stock-Based Compensation
The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers, non-employee directors, and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.
Other Compensation Policies
Stock Ownership Policy
In response to investor feedback from our stockholder outreach program, in March 2021, we adopted stock ownership guidelines for our non-employee directors, our Chief Executive Officer and our other Named Executive Officers. Our non-employee directors, Chief Executive Officer and our other Named Executive Officers are required to own shares of our common stock with a value equal to at least the following:

Position	Ownership Requirement
Non-Employee Directors	5X base salary
Chief Executive Officer	5X base salary
Other Named Executive Officers	1X base salary
Each individual has five years from the later of the date of adoption of these guidelines or the date of appointment of the individual as a director or a Named Executive Officer to achieve the required ownership levels. We believe that these guidelines promote the alignment of the long-term interests of our Named Executive Officers and non-employee members of our Board of Directors with our stockholders. Under our stock ownership guidelines, only shares owned outright count toward the satisfaction of the ownership guidelines. Subject to the phase-in periods, the non-employee directors, our CEO and our other Named Executive Officers are currently compliant with the stock ownership guidelines.
Compensation Recovery ("Clawback") Policy
In response to investor feedback from our stockholder outreach program, in March 2022, we adopted a Clawback Policy that enables us to seek to recover certain incentive compensation from a current or former officer who is (or was at the relevant time) subject to Section 16 of the Exchange Act (an “Affected Officer”) if: (a) we are required to prepare an accounting restatement for any fiscal period commencing after the adoption of the Clawback Policy due to material non-compliance with any financial reporting requirement, and (b) it is determined that the Affected Officer knowingly violated SEC rules and regulations or our policies or willfully committed an act of fraud, dishonesty, gross recklessness or gross negligence that contributed to the non-compliance that resulted in the obligation to restate financial statements.
We intend to adopt a general compensation recovery policy (or modify our existing Clawback Policy) upon the finalization by The Nasdaq Stock Market LLC of an SEC-approved listing standard that complies with Exchange Act Rule 10D-1.

EXECUTIVE COMPENSATION
2022 Summary Compensation Table
The following table sets forth information regarding compensation earned with respect to the years ended December 31, 2020, 2021 and 2022 by our Named Executive Officers, which includes each individual who served as our principal executive officer, our former principal executive officer, our principal financial officer, our other most highly compensated executive officer as of December 31, 2022, and one former executive officer who departed from his officer position at the Company during 2022.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)		Bonus ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Karim Temsamani, Chief Executive Officer and Director(12)	2022	166,667	16,909,931	(1)	250,000	(8)	—		7,357	(11)	17,333,955
Lynne M. Laube, Former Chief Executive Officer, Co-Founder and Director	2022	443,125	7,575,254	(2)(3)(6)	—		66,448	(10)	20,557	(11)	8,105,384
	2021	460,000	5,898,263		74,032		172,741		20,359		6,625,395
	2020	362,500	5,332,211		—		60,328		18,561		5,773,600
Andrew C. Christiansen, Chief Financial Officer	2022	350,000	4,305,754	(2)(3)(6)(7)	—		44,298	(10)	21,113	(11)	4,721,165
	2021	338,333	3,035,858		56,700		132,300		12,949		3,576,140
	2020	267,500	2,585,647		—		42,230		11,412		2,906,789
Nick Lynton, Chief Legal and Privacy Officer(13)	2022	243,495	1,305,852	(4)(5)(6)	2,500	(9)	11,075	(10)	13,057	(11)	1,575,979
Kirk L. Somers, Former Chief Legal and Privacy Officer	2022	300,000	2,228,040	(2)(3)(6)	—		40,501	(10)	20,542	(11)	2,589,083
	2021	288,000	1,517,873		93,497		108,864		22,246		2,030,480
	2020	286,000	2,272,952		—		43,436		21,553		2,623,941
(1)The reported amounts include the grant date fair value of 1,345,261 service-based restricted stock unit awards vesting over a four-year period that were granted to Mr. Temsamani in September 2022.
(2)The reported amounts include the grant date fair value of performance-based restricted stock unit awards which were granted in March 2022. These awards are composed of two equal tranches, each of which have an independent performance-based vesting condition. The vesting criteria for the two tranches are as follows: 50% of the units are earned and vest when the Compensation Committee determines that we have installed the new ad server in Bank of America, Chase, or Wells Fargo; and 50% shares are earned and vest when the Compensation Committee determines that we have 150,000,000 monthly active users ("MAUs"), installed on the new ad server with the same or lower bank revenue share as of March 22, 2022. The vesting condition must be achieved within four years of the grant date. The grant date fair values presented in the table assume achievement of the highest performance levels.
(3)The reported amounts include the grant date fair value of performance-based restricted stock unit awards which were granted in March 2022. If the Compensation Committee determines that we have billed 10 clients an incremental $10 million over 2021 billings for Combined Cardlytics and Bridg platform Solutions, 50% of the PSU award will vest. The vesting condition must be achieved within four years of the grant date. The remaining 50% of the PSU award will vest six months after the achievement date, contingent upon the Named Executive Officer remaining continuously employed by us through that date. The grant date fair values presented in the table assume achievement of the highest level of performance conditions.
(4)The reported amounts include the grant date fair value of performance-based restricted stock unit awards which were granted in August 2022. These awards are composed of two equal tranches, each of which have an independent performance-based vesting condition. The vesting criteria for the two tranches are as follows: 50% of the units are earned and vest when the Compensation Committee determines that we have installed the new ad server in Bank of America, Chase, or Wells Fargo; and 50% shares are earned and vest when the Compensation Committee determines that we have 150,000,000 MAUs, installed on the new ad server with the same or lower bank revenue share as of March 22, 2022. The vesting condition must be achieved within four years of the grant date. The grant date fair values presented in the table assume achievement of the highest level of performance conditions.
(5)The reported amounts include the grant date fair value of performance-based restricted stock unit awards which were granted in August 2022. If the Compensation Committee determines that we have billed 10 clients an incremental $10 million over 2021 billings for Combined Cardlytics and Bridg platform Solutions, 50% of the PSU award will vest. The vesting condition must be achieved within four years of the grant date. The remaining 50% of the PSU award will vest six months after the achievement date, contingent upon the Named Executive Officer remaining continuously employed by us through that date. The grant date fair values presented in the table assume achievement of the highest performance levels.
(6)The reported amounts include the grant date fair value of service-based restricted stock unit awards vesting over a four-year period that were granted in 2022 in the amount of 63,233 service-based restricted stock units to Ms. Laube, 32,547 service-based restricted stock units to Mr. Christiansen, 34,546 service-based restricted stock units to Mr. Lynton and 18,598 service-based restricted stock units to Mr. Somers.
(7)The reported amount includes the grant date fair value of service-based restricted stock unit awards that were granted in July 2022 and that vest in full on the one-year anniversary of the date of grant.

(8)The reported amount reflects the signing bonus received in connection with his offer acceptance as our Chief Executive Officer on September 1, 2022.
(9)The reported amount reflects a spot bonus received in connection with his performance prior to his appointment as our Chief Legal and Privacy Officer on July 15, 2022.
(10)See the description of our 2022 Bonus Plan and our Revised 2022 Bonus Plan in the “Compensation Discussion and Analysis” above for a description of the material terms of the plan pursuant to which this compensation was awarded.
(11)This portion includes our Section 401(k) plan matching contributions as well as life and health insurance premiums paid by us.
(12)Mr. Temsamani was not a named executive officer for the years ended December 31, 2020 or 2021 and, accordingly, only his compensation for the year ended December 31, 2022 is included in the 2022 Summary Compensation Table.
(13)Mr. Lynton was not a named executive officer for the years ended December 31, 2020 or 2021 and, accordingly, only his compensation for the year ended December 31, 2022 is included in the 2022 Summary Compensation Table.
Grants of Plan-Based Awards in 2022 Table
The following table shows certain information regarding the PSU awards and time-based RSU awards granted under our 2018 Equity Incentive Plan and the 2022 Inducement Plan to our Named Executive Officers during 2022 and the cash awards for which our Named Executive Officers were eligible in 2022 under our 2022 Bonus Plan.

Name and Principal Position	Type	Grant Date	Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards		Grant Date Fair Value of Stock Awards ($)
			Target (#)		Maximum (#)		Shares (#)
Karim Temsamani, Chief Executive Officer and Director	RSU	9/1/2022	—		—		1,345,261	(3)	16,909,931

Lynne M. Laube, Former Chief Executive Officer, Co-Founder and Director	RSU	3/22/2022	—		—		63,233	(3)	3,787,657
	PSU	3/22/2022	31,616	(1)	31,616	(1)			1,893,798	(4)
	PSU	3/22/2022	31,616	(2)	31,616	(2)			1,893,798	(4)
Andrew C. Christiansen, Chief Financial Officer	RSU	3/22/2022	—		—		32,547	(3)	1,949,565
	RSU	7/18/2022	—		—		30,147	(5)	406,683
	PSU	3/22/2022	16,273	(1)	16,273	(1)			974,753	(4)
	PSU	3/22/2022	16,273	(2)	16,273	(2)			974,753	(4)
Nick Lynton, Chief Legal and Privacy Officer	RSU	3/22/2022	—		—		9,299	(3)	557,010
	RSU	7/27/2022	—		—		25,247	(3)	329,726
	PSU	8/18/2022	12,624	(1)	12,624	(1)			209,558	(4)
	PSU	8/18/2022	12,624	(2)	12,624	(2)			209,558	(4)
Kirk L. Somers, Former Chief Legal and Privacy Officer	RSU	3/22/2022	—		—		18,598	(3)	1,114,020
	PSU	3/22/2022	9,299	(1)	9,299	(1)			557,010	(4)
	PSU	3/22/2022	9,299	(2)	9,299	(2)			557,040	(4)
(1)These awards are composed of two equal tranches, each of which have an independent performance-based vesting condition. The vesting criteria for the two tranches are as follows: 50% of the units are earned and vest when the Compensation Committee determines that we have installed the new ad server in Bank of America, Chase, or Wells Fargo; and 50% shares are earned and vest when the Compensation Committee determines that we have 150,000,000 monthly active users ("MAUs"), installed on the new ad server with the same or lower bank revenue share as of March 22, 2022. The vesting condition must be achieved within four years of the grant date. The grant date fair values presented in the table assume achievement of the highest level of performance conditions.
(2)If the Compensation Committee determines that we have billed 10 clients an incremental $10 million over 2021 billings for Combined Cardlytics and Bridg platform Solutions, 50% of the PSU award will vest. The vesting condition must be achieved within four years of the grant date. The remaining 50% of the PSU award will vest six months after the achievement date, contingent upon the Named Executive Officer remaining continuously employed by us through that date. The grant date fair values presented in the table assume achievement of the highest level of performance conditions.
(3)The reported awards include service-based restricted stock units vesting over a four-year period, contingent upon the Named Executive Officer remaining continuously employed by us through each applicable vesting date.
(4)As of the grant date, the performance vesting condition for the performance-based restricted stock units was considered probable of occurring and, as a result, the full grant date fair value, for the purposes of this table and the “2022 Summary Compensation Table” above, is included.
(5)The reported award is a service-based restricted stock unit that vests in full on July 18, 2023, contingent upon the Named Executive Officer remaining continuously employed by us through such vesting date.

2022 Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth certain information about equity awards granted to our Named Executive Officers that remain outstanding as of December 31, 2022:

	Option Awards(1)				Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Karim Temsamani, Chief Executive Officer and Director					1,345,261	(2)	7,775,608.58	(14)
Lynne M. Laube, Former Chief Executive Officer, Co-Founder and Director	56,250	—	30.44	7/7/2027	—		—
	41,887	—	20.00	8/2/2026	—		—
Andrew C. Christiansen, Chief Financial Officer	2,149	—	24.48	4/1/2027	—		—
	3,500	—	24.40	1/21/2025	—		—
					38,709	(3)	223,738.02	(14)
					19,354	(8)	111,866.12	(14)
					10,227	(9)	59,112	(14)
					13,634	(4)	78,804.52	(14)
					32,547	(10)	188,121.66	(14)
					16,273	(5)	94,057.94	(14)
					16,273	(5)	94,057.94	(14)
					30,147	(11)	174,249.66	(14)
Nick Lynton, Chief Legal and Privacy Officer	779	—	24.48	4/1/2027	—		—
					625	(7)	3,612.5	(14)
					3,226	(3)	18,646.28	(14)
					1,613	(8)	9,323.14	(14)
					2,046	(9)	11,825.88	(14)
					415	(4)	2,398.7	(14)
					9,299	(10)	53,748.22	(14)
					25,247	(12)	145,927.66	(14)
					12,624	(13)	72,966.72	(14)
					12,624	(13)	72,966.72	(14)
Kirk Somers, Former Chief Legal and Privacy Officer					8,464	(8)	48,921.92	(14)
					1,705	(9)	9,854.9	(14)
					8,136	(10)	47,026.08	(14)
(1)All of the option awards listed in the table above were granted under our 2008 Stock Plan.
(2)These shares represent the 2022 Inducement Plan awards and vest according to the terms discussed in more detail below.
(3)These shares represent the April 2020 PSU awards.
(4)These shares represent the April 2021 PSU awards.
(5)These shares represent the March 2022 PSU awards and vest according to the terms discussed in more detail below.
(6)These shares represent the July 2022 PSU awards and vest according to the terms discussed in more detail below.
(7)These shares represent the April 2019 RSU awards and vest annually over four years upon the date of grant.
(8)These shares represent the April 2020 RSU awards and vest annually over four years upon the date of grant.
(9)These shares represent the April 2021 RSU awards and vest annually over four years upon the date of grant.
(10)These shares represent the March 2022 RSU awards and vest on April 1, 2023, with the remaining 75% vesting quarterly over the subsequent three years in equal amounts thereafter.
(11)These shares represent the July 2022 RSU award and vest in full upon the first anniversary of the date of grant.
(12)These shares represent the July 2022 RSU award and vest on July 1, 2023, with the remaining 75% vesting quarterly over the subsequent three years in equal amounts thereafter.
(13)These shares represent the August 2022 PSU awards and vest according to the terms discussed in more detail below.
(14)The market value amount is calculated based on the closing price of our common stock of $5.78 per share on December 31, 2022.

In March 2022, we granted Messrs. Christiansen, Somers, Lynton and Ms. Laube a total of 32,547, 18,598, 9,299 and 63,233 restricted stock units (“2022 RSUs”), respectively. 25% of the shares subject to the 2022 RSUs vest on April 1, 2023, with the remaining 75% vesting quarterly over the subsequent three years in equal amounts thereafter. In March 2022, we also granted each of Messrs. Christiansen and Somers and Ms. Laube 32,547, 18,598 and 63,232 performance-based restricted stock units ("2022 PSUs"), respectively, split equally into two PSU awards. For one PSU award, if within four years from the date of grant it is determined by the Compensation Committee that we have installed the new ad server in Bank of America, Chase, or Wells Fargo, 50% of the PSU award will vest, and the remaining 50% of the PSU award may be earned when we have 150,000,000 MAUs installed on the new ad server with the same or lower bank revenue shares as of March 22, 2022. For the other PSU award, if the Compensation Committee determines that we have billed 10 clients an incremental $10 million over 2021 billings for Combined Cardlytics/Bridg Solutions, 50% of the PSU award will vest. “Combined Cardlytics/Bridg Solutions” means a contract under which Bridg receives POS data and the client is running Cardlytics media. The remaining 50% of the PSU award will vest six months after the achievement date, contingent upon the Named Executive Officer remaining continuously employed by us through that date.
In July 2022, we granted Mr. Christiansen an additional 30,147 service-based RSUs that vest in full upon the first anniversary of the grant date.
In August 2022, we granted Mr. Lynton 25,248 performance-based restricted stock units on the same terms as the 2022 PSUs and, in July 2022, we granted Mr. Lynton 25,247 service-based RSUs that vest over a four-year period.
In September 2022, we granted Mr. Temsamani 1,345,261 service-based RSUs that vest over a four-year period.
See “Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to stock options and restricted stock unit awards held by our Named Executive Officers.
Option Exercises and Stock Vested in 2022 Table
The following table provides certain information with respect to RSU award and PSU award vesting for our Named Executive Officers during 2022.

	Stock Awards
Name and Principal Position	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)(2)
Karim Temsamani, Chief Executive Officer and Director	—	$—
Lynne M. Laube, Former Chief Executive Officer, Co-Founder and Director	137,109	$2,099,815
Andrew C. Christiansen, Chief Financial Officer	22,603	$628,016
Nick Lynton, Chief Legal and Privacy Officer	7,528	$223,981
Kirk L. Somers, Former Chief Legal and Privacy Officer	43,082	$862,884
(1)Consists of performance-based units granted in 2019 that vested upon achievement of performance metrics, units vested pursuant to service-based RSU awards granted in 2020 that vest over a four-year period and immediately vesting RSU awards granted in 2022 in lieu of annual and portions of quarterly cash-based incentive compensation for fiscal year 2021. Upon vesting, the RSU awards were settled by issuing that number of shares of our common stock that equal the number of units that have been earned and vested.
(2)The value realized on vesting is equal to the closing price per share of our common stock on the vesting date multiplied by the number of units vested on that date. Upon vesting, the RSU awards were settled by issuing that number of shares of our common stock that equal the number of units that vested.
Employment, Severance and Change in Control Agreements
Employment Arrangements and Offer Letters
Each of our Named Executive Officers’ employment is “at will” and may be terminated at any time, subject to his or her right to receive certain payments and benefits, as described below under “Potential Payments Upon Termination or Change of Control.”

Potential Payments upon Termination or Change of Control
The following table summarizes the estimated payments and benefits to be made to our Named Executive Officers under the terms of their Separation Pay Agreements in the event of a termination of employment without cause or for good reason in connection with a change in control of the Company. The Separation Pay Agreements provide that, upon execution of a separation and release agreement in favor of the Company, the Named Executive Officer will receive certain payments and benefits in the event we terminate his or her employment “without cause” or he or she resigns for “good reason” (as each term is defined in the Separation Pay Agreement). In accordance with SEC rules, the following table does not include any amount to be provided to a Named Executive Officer under any arrangement that does not discriminate in scope, terms, or operation in favor of the Named Executive Officer and that are available generally to all salaried employees. Also, the following table does not duplicate information already provided in the "2022 Outstanding Equity Awards at Fiscal Year-End Table," except to the extent the amount payable to the Named Executive Officer would be enhanced by the termination event. The amounts in the following table are hypothetical. Actual payments will depend on the circumstances and timing of any actual termination of employment.
In accordance with SEC regulations, for purposes of the quantitative disclosure in the following table, we have assumed the termination of employment took place on December 31, 2022 under the terms of the current Separation Pay Agreements, and the price per share of our common stock is the closing price of our common stock per share as reported on The Nasdaq Global Market on December 31, 2022, or $5.78.

Name	Termination Upon a Change of Control by Company Without Cause or by Employee for Good Reason ($ for 12 month period)
Karim Temsamani
Severance Payment(1)	500,000
Acceleration of Equity Awards(2)	4,227,483
Health Insurance Benefits(1)	6,876
Total	4,734,359
Andrew C. Christiansen
Severance Payment(1)	350,000
Acceleration of Equity Awards(2)	130,645
Health Insurance Benefits(1)	11,762
Total	492,407
Nick Lynton
Severance Payment(1)	269,989
Acceleration of Equity Awards(2)	43,512
Health Insurance Benefits(1)	4,146
Total	317,647
(1)If we terminate the employment of a Named Executive Officer without cause or a Named Executive Officer resigns for good reason, the Named Executive Officer will be paid 12 months of base salary, the pro-rated portion of their annual bonus if qualified, and the Named Executive Officer will receive continued medical benefits for 12 months.
(2)If 90 days prior or one year after a change of control of the Company, one of the following events occurs with respect to a Named Executive Officer, then all outstanding and unvested options, restricted shares or restricted stock units will immediately fully vest and become exercisable:
a.terminated without cause (as defined in the Separation Pay Agreement) or by the Named Executive Officer for good reason (as defined in the Separation Pay Agreement);
b.role and responsibilities or duties are materially changed, reduced or eliminated;
c.compensation is materially reduced; or
d.geographic location of employment is materially changed.

Pay Ratio Disclosure
Under Item 402(u) of Regulation S-K, we are required to calculate and disclose the median of the annual total compensation of all our employees (except our CEO), the annual total compensation of our CEO and the ratio of the median of the annual total compensation of all our employees compared to the annual total compensation of our CEO (the “CEO Pay Ratio”). To identify our median employee, we used the following methodology:
•To determine our total population of employees, we included all full-time, part-time, and temporary employees as of December 31, 2022.
•We identified our median employee from our employee population based on each employee’s 2022 base salary.
•Base salaries paid in foreign currencies were converted to U.S. dollars based on the exchange rates in effect on December 31, 2022.
Once the median employee was identified, we then calculated the annual total compensation of this employee for 2022 in accordance with the requirements of the Summary Compensation Table.
For 2022, the median of the annual total compensation of all our employees (except our CEO) was $226,736 and the annual total compensation of our current CEO, as reported in the 2022 Summary Compensation Table included in this Proxy Statement, was $17,719,811. Based on this information, the ratio of our CEO’s annual total compensation to the median of the annual total compensation of all our employees was 78:1.

PAY VS. PERFORMANCE
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how we align executive compensation with our financial performance, refer to “Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for PEO - Karim Temsamani, Chief Executive Officer(1)	Compensation Actually Paid to PEO - Karim Temsamani, Chief Executive Officer (2)	Summary Compensation Table Total for PEO - Lynne Laube, former Chief Executive Officer(1)	Compensation Actually Paid to PEO - Lynne Laube, former Chief Executive Officer (2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)
2022	$17,333,955	$8,199,633	$8,105,384	$11,009,497	$2,962,076	$(1,369,258)
2021	$—	$—	$6,625,395	$(15,130,174)	$2,803,310	$(5,836,574)
2020	$—	$—	$5,773,600	$34,104,283	$2,765,365	$13,724,075

	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (millions)(7)	Company Selected Measures
Year	Total Stockholder Return(5)	Peer Group Total Stockholder Return(6)		Adjusted Contribution (millions)(8)	Adjusted EBITDA (millions)(9)
2022	$9	$117	$(465)	$143	$(45)
2021	$105	$174	$(129)	$130	$(12)
2020	$227	$144	$(55)	$82	$(8)
(1)The dollar amounts reported in this column represent the amount of total compensation reported for Mr. Temsamani, our Chief Executive Officer, and Ms. Laube, our former Chief Executive Officer, for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable fiscal year. Refer to “Executive Compensation – 2022 Summary Compensation Table.”
(2)The dollar amounts reported in this column represent the amount of “compensation actually paid” to Mr. Temsamani and Ms. Laube, as computed in accordance with Item 402(v) of Regulation S-K, for each covered fiscal year. The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to Mr. Temsamani and Ms. Laube during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Temsamani’s and Ms. Laube’s total compensation for each covered fiscal year to determine the compensation actually paid to each of them for such fiscal year:

PEO - Karim Temsamani, Chief Executive Officer
Year	Reported Summary Compensation Table Total for PEO	Reported Grant Date Fair Value of Equity Awards in Summary Compensation Table(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2022	$17,333,955	$(16,909,931)	$7,775,609	$8,199,633

PEO - Lynne Laube, former, Chief Executive Officer
Year	Reported Summary Compensation Table Total for PEO	Reported Grant Date Fair Value of Equity Awards in Summary Compensation Table(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2022	$8,105,384	$(7,575,254)	$10,479,367	$11,009,497
2021	$6,625,395	$(5,898,263)	$(15,857,306)	$(15,130,174)
2020	$5,773,600	$(5,332,211)	$33,662,894	$34,104,283
(a)The reported grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each applicable fiscal year.
(b)The equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of all equity awards granted during the applicable fiscal year that are outstanding and unvested as of the end of the applicable fiscal year; (ii) the amount equal to the change as of the end of the applicable fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of the applicable fiscal year; (iii) for equity awards that are granted and vest in same applicable fiscal year, the fair value as of the vesting date; (iv) for equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the applicable fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the applicable fiscal year, the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable fiscal year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in the total compensation for the applicable fiscal year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

PEO - Karim Temsamani, Chief Executive Officer
Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested/Forfeited in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Total Equity Award Adjustments
2022	$7,775,609	$—	$—	$—	$—	$7,775,609

PEO - Lynne Laube, former Chief Executive Officer
Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested/Forfeited in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Total Equity Award Adjustments
2022	$—	$—	$295,546	$(5,841,747)	$16,025,569	$10,479,367
2021	$3,501,448	$(15,135,022)	$—	$(4,223,732)	$—	$(15,857,306)
2020	$23,027,373	$8,989,875	$102,984	$1,542,662	$—	$33,662,894
(3)The dollar amounts reported in this column represent the average of the amounts of total compensation reported for our named executive officers (NEOs) as a group (excluding Mr. Temsamani and Ms. Laube) for each applicable fiscal year in the “Total” column of the Summary Compensation Table. The names of each of the NEOs (excluding Mr. Temsamani and Ms. Laube) included for purposes of calculating the average amounts of total compensation in each applicable fiscal year are as follows: (i) for 2022, Mr. Christiansen, Mr. Lynton and Mr. Somers; (ii) for 2021, Mr. Christiansen and Mr. Somers; and (iii) for 2020, Mr. Christiansen and Mr. Somers.
(4)The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Temsamani and Ms. Laube), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned or received by or paid to the NEOs as a group (excluding Mr. Temsamani and Ms. Laube) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for the NEOs as a group (excluding Mr. Temsamani and Ms. Laube) for each applicable fiscal year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Grant Date Fair Value of Equity Awards in Summary Compensation Table	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$2,962,076	$(3,934,969)	$(396,365)	$(1,369,258)
2021	$2,803,310	$(2,276,866)	$(6,363,018)	$(5,836,574)
2020	$2,765,365	$(2,429,300)	$13,388,010	$13,724,075
(a) The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Total Average Equity Award Adjustments
2022	$342,519	$(2,588,113)	$114,281	$(962,317)	$2,697,265	$(396,365)
2021	$1,126,339	$(5,984,452)	$—	$(1,504,905)	$—	$(6,363,018)
2020	$9,671,454	$3,096,513	$78,564	$541,479	$—	$13,388,010
(5)Cumulative total stockholder return ("TSR") is calculated by dividing the sum of the cumulative amount of dividends during the measurement period, assuming dividend reinvestment, and the difference between our share price at the end of the applicable measurement period and the beginning of the measurement period by our share price at the beginning of the measurement period.
(6)Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Nasdaq Composite Index.
(7)The dollar amounts reported represent the amount of net income reflected in our audited financial statements for each applicable fiscal year.
(8)Adjusted contribution is defined as a measure by which revenue generated from our marketers exceeds the cost to obtain the purchase data and the digital advertising space from our partner. Adjusted contribution demonstrates how incremental revenue on our platforms generates incremental amounts to support our sales and marketing, research and development, general and administration and other investments. Adjusted contribution is calculated by taking our total revenue less our Partner Share and other third-party costs exclusive of deferred implementation costs, which is a non-cash cost. Adjusted contribution does not take into account all costs associated with generating revenue from advertising campaigns, including sales and marketing expenses, research and development expenses, general and administrative expenses and other expenses, which we do not take into consideration when making decisions on how to manage our advertising campaigns.
(9)Adjusted EBITDA is defined as our net loss before income tax benefit; interest expense, net; depreciation and amortization expense; stock-based compensation expense; foreign currency gain (loss); impairment of goodwill and intangible assets; deferred implementation costs; restructuring and reduction of force costs; acquisition and integration (benefits) costs; and change in fair value of contingent consideration.
Financial Performance Measures
As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation program reflects a variable “pay-for-performance” philosophy. The performance measures that we use for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our PEOs and other NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by us to link executive compensation actually paid to our PEOs and other NEOs, for the most recently completed fiscal year, to our performance are as follows:
a.Net Income (loss)
b.Adjusted EBITDA
c.Adjusted Contribution
d.Relative TSR (the Company’s TSR as compared to a peer group established by the Compensation Committee)
e.Return on Investment

Analysis of the Information Presented in the Pay versus Performance table
As described in more detail in “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation program reflects a variable “pay-for-performance” philosophy. While we utilize several performance measures to align executive compensation with our performance, all of those performance measures are not presented in the Pay versus Performance table. Moreover, we generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular fiscal year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the "Pay vs. Performance" table.
Compensation Actually Paid and Net Income(loss)
The amount of compensation actually paid to Mr. Temsamani and Ms. Laube and the average amount of compensation actually paid to our NEOs as a group (excluding Mr. Temsamani and Ms. Laube) is generally aligned with our net income over the three years presented in the table. While we do not use net income as a performance measure in our overall executive compensation program, the measure of net income is correlated with the measure adjusted contribution and adjusted EBITDA, which we do use for when setting goals in our short-term incentive compensation program and the performance-based RSUs that are awarded to our PEOs and other NEOs.

Compensation Actually Paid and Adjusted Contribution
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Temsamani and Ms. Laube, and the average amount of compensation actually paid to our NEOs as a group (excluding Mr. Temsamani and Ms. Laube), is generally aligned with our adjusted contribution over the three years presented in the table. As described above, we define adjusted contribution as a measure by which revenue generated from our marketers exceeds the cost to obtain the purchase data and the digital advertising space from our partners. Adjusted contribution demonstrates how incremental revenue on our platforms generates incremental amounts to support our sales and marketing, research and development, general and administration and other investments. Adjusted contribution is calculated by taking our total revenue less our Partner Share and other third-party costs exclusive of deferred implementation costs, which is a non-cash cost. Adjusted contribution does not take into account all costs associated with generating revenue from advertising campaigns, including sales and marketing expenses, research and development expenses, general and administrative expenses and other expenses, which we do not take into consideration when making decisions on how to manage our advertising campaigns. While we use numerous financial and non-financial performance measures for the purpose of evaluating performance for our compensation programs, we have determined that adjusted contribution is the financial performance measure that, in our assessment, represents one of the two most important performance measures used by us to link compensation actually paid to our PEOs and other NEOs, for the most recently completed fiscal year, to our performance. We use adjusted contribution when setting goals in our short-term incentive compensation program, as well as for setting goals for the performance-based RSUs awards that are granted to our PROs and other NEOs. As described in more detail in “Executive Compensation – Compensation Discussion and Analysis,” we target that approximately 1% of the value of total compensation awarded to our PEOs and other NEOs consists of amounts determined under our short-term incentive compensation program and approximately 85% of the value of total compensation awarded to our PEOs and other NEOs is to be comprised of equity awards, including restricted stock unit awards, performance-based restricted stock unit awards and stock options.

Compensation Actually Paid vs. Company Adjusted Contribution
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$—
$(5,000,000)
$(10,000,000)
$(15,000,000)
Compensation Actually Paid
$150
$135
$120
$105
$90
$75
Adjusted Contribution (in millions)
12/31/20
12/31/21
12/31/22
PEO - Lynne Laube
PEO - Karim Temsamani
Average for Non-PEO NEOs
Adjusted Contribution

Compensation Actually Paid and Adjusted EBITDA
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Temsamani and Ms. Laube, and the average amount of compensation actually paid to our NEOs as a group (excluding Mr. Temsamani and Ms. Laube) is generally aligned with our adjusted EBITDA over the three years presented in the table. As described above, we define adjusted EBITDA as our net loss before income tax benefit; interest expense, net; depreciation and amortization expense; stock-based compensation expense; foreign currency gain (loss); impairment of goodwill and intangible assets; deferred implementation costs; restructuring and reduction of force costs; acquisition and integration (benefits) costs; and change in fair value of contingent consideration.
While we use numerous financial and non-financial performance measures for the purpose of evaluating performance for our compensation programs, we have determined that adjusted EBITDA is one of the two most important financial performance measures used by us to link compensation actually paid to our PEOs and other NEOs, for the most recently completed fiscal year, to our performance. We use adjusted EBITDA when setting goals in our short-term incentive compensation program, as well as for setting goals for the performance-based RSU awards that are granted to our PEOs and other NEOs. As described in more detail in “Executive Compensation – Compensation Discussion and Analysis,” we target that approximately 1% of the value of total compensation awarded to our PEOs and other NEOs consists of amounts determined under our short-term incentive compensation program and approximately 85% of the value of total compensation awarded to our PEOs and other NEOs is to be comprised of equity awards, including restricted stock unit awards, performance-based restricted stock unit awards, and stock options.

Compensation Actually Paid vs. Company Adjusted EBITDA
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$—
$(5,000,000)
$(10,000,000)
$(15,000,000)
Compensation Actually Paid
$0
$-10
$-20
$-30
$-40
$-50
Adjusted EBITDA (in millions)
12/31/20
12/31/21
12/31/22
PEO - Lynne Laube
PEO - Karim Temsamani
Average for Non-PEO NEOs
Adjusted EBITDA

Cumulative TSR of the Company and Cumulative TSR of the Peer Group
As demonstrated by the following graph, our cumulative TSR over the three-year period presented in the table was (96%), while the cumulative TSR of the peer group presented for this purpose, the Nasdaq Composite Index, was (19%) over the three years presented in the table. Our cumulative TSR consistently outperformed the Nasdaq Composite Index during the three years presented in the table, representing our superior financial performance as compared to the companies comprising the Nasdaq Composite Index. For more information regarding our performance and the companies that the Compensation Committee considers when determining compensation, refer to “Executive Compensation – Compensation Discussion and Analysis.”

Cardlytics TSR vs. Peer Group TSR
$240.00
$200.00
$160.00
$120.00
$80.00
$40.00
$—
Cumlative TSR
2019
2020
2021
2022
Period Ending
Cardlytics, Inc. Cumlative TSR
NASDAQ Composite Index Cumulative TSR

Compensation Actually Paid and Cumulative TSR of the Company
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Temsamani and Ms. Laube, and the average amount of compensation actually paid to our NEOs as a group (excluding Mr. Temsamani and Ms. Laube) is generally aligned with our cumulative TSR over the three-year period. For more information regarding the Company’s performance and the companies that the Compensation Committee considers when determining compensation, refer to “Executive Compensation – Compensation Discussion and Analysis.”

Compensation Actually Paid vs.Cardlytics TSR
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$—
$(5,000,000)
$(10,000,000)
$(15,000,000)
Compensation Actually Paid
Cumulative TSR
12/31/20
12/31/21
12/31/22
PEO - Lynne Laube
PEO - Karim Temsamani
Average for Non-PEO NEOs
Cardlytics, Inc. Cumlative TSR

All information provided above under the “Pay vs. Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate such information by reference.

DIRECTOR COMPENSATION
The following table sets forth information regarding the compensation earned for service on our Board of Directors with respect to the year ended December 31, 2022 by our non-employee directors. Mr. Temsamani, our CEO, is also a member of our Board of Directors, but did not receive any additional compensation for his service as a director. Mr. Grimes, our former Executive Chairman of the Board of Directors, and Ms. Laube, our former Chief Executive Officer, both resigned from the Board of Directors as of November 11, 2022. Mr. Temsamani’s and Ms. Laube’s compensation as executive officers is set forth above in the “Executive Compensation—2022 Summary Compensation Table".
2022 Director Compensation Table

Name		Fees Earned or Paid in Cash ($)	Stock Awards(1)(4) ($)	All Other Compensation ($)		Total ($)
Scott D. Grimes(3)	2022	—	—	$2,169,905	(2)(3)	$2,169,905
David L. Adams	2022	105,000	164,987	—		269,987
John V. Balen	2022	120,000	164,987	—		284,987
Jessica Jensen	2022	40,000	164,987	—		204,987
John Klinck	2022	60,000	164,987	—		224,987
Aimée Lapic	2022	40,000	164,987	—		204,987
Tony Weisman	2022	40,000	164,987	—		204,987
Chris Suh	2022	50,000	164,987	—		214,987
(1)This column reflects the aggregate grant date fair value of the RSU awards granted during the fiscal year as computed in accordance with ASC Topic 718 as stock-based compensation in our consolidated financial statements.
(2)This amount reflects the annual total compensation Mr. Grimes received for his service as an employee of our Company. The reported amount includes an annual base salary of $252,000, a bonus of $36,976 and medical/Section 401(k) benefits of $14,925, as well as the grant date fair value of 31,152 service-based RSUs vesting over a four-year period that were granted in March 2022.
(3)Mr. Grimes resigned from our Board of Directors on November 11, 2022.
(4)The table below shows the aggregate number of option awards and stock awards outstanding for each of our non-executive directors as of December 31, 2022:

Name	Option Awards (#)		Stock Awards (#)
Scott D. Grimes	80,969	(a)	—
David L. Adams	20,000	(a)	6,465	(b)
John V. Balen	—		6,465	(b)
Jessica Jensen	—		6,465	(b)
Mark A. Johnson	—		6,465	(b)
John Klinck	25,000	(a)	6,465	(b)
Aimée Lapic	—		6,465	(b)
Tony Weisman	—		6,465	(b)
Chris Suh	—		6,465	(b)
(a)Fully vested.
(b)The shares of common stock underlying this RSU award vest on May 24, 2023, subject to continued service on our Board of Directors.

Non-Employee Director Compensation
Our Board of Directors has adopted a director compensation policy for our non-employee directors. The policy provides for the compensation of non-employee directors with cash and equity compensation. Under the policy, each non-employee director will receive an annual board service retainer of $30,000. During 2022 the Lead Independent Director received an additional service retainer of $15,000 and the Executive Chairperson received an additional service retainer of $45,000. Under the policy, the Chairperson of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee will receive additional annual committee chair service retainers of $30,000, $15,000 and $15,000, respectively. Other members of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee received additional annual cash retainers of $20,000, $10,000 and $10,000, respectively, for each such committee of which they are a member. The annual cash compensation amounts set forth above are payable in equal quarterly installments, payable in arrears following the end of each calendar quarter in which the board service occurs, prorated for any partial months of service. Under the policy, we also reimburse all reasonable out-of-pocket travel expenses incurred by non-employee directors in attending meetings of our Board of Directors or any committee thereof.
In addition to cash compensation, each non-employee director is eligible to receive RSU awards. Each continuing non-employee director as of the date of our Annual Meeting receives an annual grant of a RSU award with a grant date fair value of $165,000, which will vest in full on the first anniversary of such grant date, provided that the applicable non-employee director is, as of such vesting date, then a member of our Board of Directors. Further, each new non-employee director who joins our Board of Directors will receive a one-time RSU award upon the date of his or her appointment or election to our Board of Directors with a grant date fair value of $165,000, pro-rated based on the number of months of service until the next Annual Meeting of our stockholders, which will vest in full on the first anniversary of such grant date, provided that the applicable non-employee director is, as of such vesting date, then a member of our Board of Directors.
The maximum number of shares of our common stock subject to stock awards granted under the 2018 Equity Incentive Plan or otherwise during any one calendar year to any non-employee director, taken together with any cash fees paid by the Company to such non-employee director during such calendar year for service on the Board of Directors, will not exceed $750,000 in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes), or, with respect to the calendar year in which a non-employee director is first appointed or elected to our Board of Directors, $1,500,000.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2022:

Name	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)(#)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)(#)
Plan Category
Equity compensation plans approved by security holders(1)	4,967,745	(1)	25.37	(2)	1,284,799	(3)
Equity compensation plans not approved by security holders	1,345,261		n/a		154,739	(4)
Total	6,313,006		25.37		1,439,538
(1)Includes the 2008 Stock Plan, the 2018 Equity Incentive Plan, the 2018 Employee Stock Purchase Plan, the Dosh Holdings, Inc. 2017 Incentive Plan and the Ecinity, Inc. (Bridg) 2022 Equity Incentive Plan. On January 1 of each year, the number of shares reserved under the 2018 Equity Incentive Plan and the 2018 Employee Stock Purchase Plan is automatically increased by 5% and 1%, respectively, of the total number of shares of common stock that are outstanding as of December 31 of the previous year, or a lesser number of shares as may be determined by our Board of Directors. Accordingly, an additional 1,673,858 shares and 334,771 shares were added to the number of available shares under the 2018 Equity Incentive Plan and the 2018 Employee Stock Purchase Plan, respectively, effective January 1, 2023.

(2)Includes 378,643 stock options outstanding as of December 31, 2022, at a weighted-average exercise price of $23.09 per share, 4,202,521 shares of common stock issuable upon the vesting of outstanding RSUs and 406,581 shares of common stock issuable upon the vesting of outstanding PSUs. The RSUs and PSUs have no exercise price.
(3)Securities remaining available for future issuance under equity compensation plans include 878,969 securities available for issuance under the 2018 Employee Stock Purchase Plan and 405,830 available for issuance under the 2018 Equity Incentive Plan
(4)Securities remaining available for future issuance under equity compensation plans include 154,739 available for issuance under the 2022 Inducement Plan as of December 31, 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of March 1, 2023 for:
•each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;
•each of our Named Executive Officers;
•each of our directors; and
•all of our executive officers and directors as a group.
The percentage ownership information shown in the table below is based upon 33,638,405 shares of common stock outstanding as of March 1, 2023.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, these rules require that we include shares of common stock issuable pursuant to the vesting of restricted stock units and the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of March 1, 2023. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Except as otherwise noted below, the address for persons listed in the table is c/o Cardlytics, Inc., 675 Ponce de Leon Ave. NE, Suite 6000, Atlanta, GA 30308.

	Beneficial Ownership
Name of Beneficial Owner	Shares	Percentage
5% or greater stockholders:
Entities affiliated with CAS Investment Partners, LLC(1)	5,186,466	15.4%
Entities affiliated with Wellington Management Group LLP(2)	1,951,407	5.8%
Entities affiliated with The Vanguard Group(3)	2,905,042	8.6%
Entities affiliated with BlackRock, Inc..(4)	2,394,613	7.1%
Entities affiliated with 683 Capital Management, LLC(5)	2,176,659	6.5%
Named Executive Officers and Directors:
Karim Temsamani	—	*
Andrew C. Christiansen(6)	58,296	*
Nick Lynton(7)	20,901	*
Lynne Laube(8)	342,677	1.0%
Kirk Somers(9)	66,952	*
David L. Adams(10)	54,049	*
John V. Balen	61,798	*
Tony Weisman	10,077	*
Aimée Lapic	7,899	*
John Klinck(11)	43,581	*
Jessica Jensen	3,594	*
Chris Suh	1,102	*
All current executive officers and directors as a group (10 persons)	261,297	*
* Represents beneficial ownership of less than 1.0%
(1)Consists of 3,447,051 shares of common stock held by Sosin Master, L.P. and 1,739,415 shares of common stock owned by CSWR Partners, L.P. This information has been obtained from a Schedule 13G/A filed on February 14, 2023 by CAS Investment Partners, LLC., Sosin Master, LP, CSWR Partners, LP and Clifford Sosin. Clifford Sosin is the managing member of CAS Investment Partners, LLC, which is the investment manager of Sosin Master, L.P. and CSWR Partners, L.P. By virtue of the foregoing relationships, each of the reporting persons may be deemed to beneficially own the securities held by Sosin Master, L.P. and CSWR Partners, L.P. The address of CAS Investment Partners, LLC is 135 E 57th Street, Suite 18-108, New York, NY 10022.
(2)This information has been obtained from a Schedule 13G/A filed on September 9, 2022 by entities associated with Wellington Management Group LLP. The address for Wellington Management Group LLP is 280 Congress Street, Boston, MA 02210.
(3)This information has been obtained from a Schedule 13G/A filed on February 10, 2023 by entities associated with The Vanguard Group. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA, 19355.
(4)This information has been obtained from a Schedule 13G/A filed on February 7, 2023 by entities associated with BlackRock, Inc. The address for BlackRock, Inc. is 55 E 52nd Street, New York, NY 10055.
(5)This information has been obtained from a Schedule 13G/A filed on February 15, 2023 by entities associated with 683 Capital Management, LLC The address for 683 Capital Management, LLC. is 1700 Broadway, Suite 4200, New York, NY 10019.
(6)Includes (a) 5,649 shares of common stock underlying options that are exercisable within 60 days of March 1, 2023, and (b) 21,222 shares of common stock issuable upon the settlement of restricted stock unit awards within 60 days of March 1, 2023.
(7)Includes (a) 779 shares of common stock underlying options that are exercisable within 60 days of March 1, 2023, and (b) 4,437 shares of common stock issuable upon the settlement of restricted stock unit awards within 60 days of March 1, 2023.
(8)Includes (a) 14,565 shares of common stock held by the 2013 Lynne Marie Laube GRAT fbo Hayley Marie Allbright, for which Ms. Laube is trustee and holds voting power and (b) 14,565 shares of common stock held by the 2013 Lynne Marie Laube GRAT fbo Keegan George Allbright, for which Ms. Laube is trustee and holds voting power.
(9)Includes 14,822 shares of common stock issuable upon the settlement of restricted stock unit awards within 60 days of March 1, 2023.
(10)Includes 20,000 shares of common stock underlying options that are exercisable within 60 days of March 1, 2023.
(11)Includes 25,000 shares of common stock underlying options that are exercisable within 60 days of March 1, 2023.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than ten percent of our common stock (the "Reporting Persons") to file reports on Forms 3, 4 and 5 with the SEC concerning their ownership of, and transactions in, our common stock.
To our knowledge, based on the Section 16 reports that have been filed on EDGAR, with respect to the year ended December 31, 2022, other than seven late Form 4s, consisting of two forms covering three transactions by Ms. Laube, two forms covering two transactions by Mr. Lynton, one form covering one transactions by Mr. Somers and two forms covering two transactions by Mr. Christiansen, all filings required to be made by the Reporting Persons were made on a timely basis.

PROPOSAL NO. 3 -
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Section 14A of the Exchange Act enables our stockholders to vote to approve, on a non-binding advisory, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.
Our Compensation Committee and our Board of Directors believe that our executive compensation program, as described in the section titled “Compensation Discussion and Analysis,” the compensation tables and the related narratives and other materials in this Proxy Statement reflects our philosophy of linking the compensation of our executive officers with our performance. Our Compensation Committee and our Board of Directors believe that the executive compensation program is reasonable and effective in that it aligns the interests of our executive officers with both the short- and long-term interests of our stockholders.
This proposal gives you as a stockholder the opportunity to endorse or not endorse our executive compensation program through the following resolution:
“RESOLVED, that the compensation of our Named Executive Officers, as described in the section titled “Compensation Discussion and Analysis,” the compensation tables and the related narratives and other materials in this Proxy Statement are hereby approved.”
Because this vote is advisory, it will not be binding upon our Board of Directors or our Compensation Committee. However, our Compensation Committee will carefully consider the outcome of the vote when determining future executive compensation arrangements. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.
Advisory approval of Proposal No. 3 requires the approval of the holders of a majority of the voting power of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote on the proposal at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3

TRANSACTION OF OTHER BUSINESS
At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2023 Annual Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy on such matters in accordance with their best judgment.

TRANSACTIONS WITH RELATED PERSONS
Since January 1, 2022, we have not been a participant to any agreement in which the amount involved exceeded or will exceed $120,000, and in which any of our then directors, executive officers or holders of more than 5% of any class of our voting securities at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest, other than as described below and the compensation arrangements which are described in the sections titled “Executive Compensation” and “Director Compensation.”
Investors’ Rights Agreements
In connection with our preferred stock financings, we entered into investors’ rights agreement containing registration rights, among other things, with certain holders of our redeemable convertible preferred stock and certain holders of our common stock, including entities affiliated with Polaris Venture Partners, Canaan VIII L.P., entities affiliated with Aimia Inc., Scott D. Grimes, and Lynne M. Laube.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.
Related-Person Transaction Policy
In February 2018, we adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related-person transactions. For purposes of our policy only, a related-person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants, in which the amount involves exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related-person transaction, including any transaction that was not a related-person transaction when originally consummated or any transaction that was not initially identified as a related-person transaction prior to consummation, our management must present information regarding the related-person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from our employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy.
One of our directors, Aimée Lapic, was the SVP and Chief Digital Officer at GoPro from 2020 to July 2022, an advertiser that spent a total of $632,184 in media fees with Cardlytics in 2022. In July 2022, Ms. Lapic accepted the position as Chief Executive Officer with Hanna Anderson, as advertiser that spent a total of $101,607 in media fees with Cardlytics in 2022. Although Ms. Lapic has not been involved with the negotiation or execution of the agreement between Cardlytics and GoPro or Cardlytics and Hanna Anderson, consistent with our Related Party Transaction Policy, our Audit Committee reviewed these matters each quarter and approved these arrangements.
In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
In considering related-person transactions, our Audit Committee, or other independent body of our Board of Directors, will consider the relevant available facts and circumstances including, but not limited to:
•the risks, costs and benefits to us;
•the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, our Audit Committee, or another independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.

All of the transactions described above either were approved by our Audit Committee in accordance with the related-person transaction policy or were entered into prior to the adoption of the related-person transaction policy but were approved by our Board of Directors considering similar factors to those described above.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to Cardlytics, Inc., Attn: Corporate Secretary, 675 Ponce de Leon Ave. NE, Suite 6000, Atlanta, GA 30308. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors,

/s/ Karim Temsamani
Karim Temsamani
Chief Executive Officer and Director

Atlanta, GA
April 10, 2023
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is available without charge upon written request to Cardlytics' Corporate Secretary at 675 Ponce de Leon Ave. NE, Suite 6000, Atlanta, GA 30308.

PROXY CARD

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 22, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 22, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V05134-P86346 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CARDLYTICS, INC.

The Board of Directors recommends you vote FOR ALL of the nominees listed:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Karim Temsamani
02) John Klinck
03) Tony Weisman

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

V05135-P86346

CARDLYTICS, INC.
Annual Meeting of Stockholders
May 23, 2023 2:00 PM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Nick Lynton as proxy and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CARDLYTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, EDT on May 23, 2023, at 675 Ponce de Leon Ave. NE, Suite 6000, Atlanta, GA 30308, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

APPENDIX - A
Reconciliation from GAAP Net Loss to Adjust EBITDA (in thousands):

	Three Months Ended
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022
Net (loss) income	$33,038	$(126,290)	$6,267	$(378,279)
Plus:
Income tax benefit	—	(1,446)	—	—
Interest expense, net	947	879	580	150
Depreciation and amortization expense	9,871	10,356	10,468	6,849
Stock-based compensation expense	13,585	12,842	5,767	12,492
Foreign currency (gain) loss	1,671	4,538	4,673	(4,506)
Deferred implementation costs	—	—	—	—
Acquisition and integration costs (benefit)	(4,599)	2,197	(1,867)	1,395
Change in fair value of contingent consideration	(65,050)	(2,968)	(46,126)	(14,030)
Impairment of goodwill and intangible assets	—	83,149	—	370,139
Restructuring and reduction of force	—	958	7,530	(347)
Adjusted EBITDA	$(10,537)	$(15,785)	$(12,708)	$(6,137)

Reconciliation from GAAP Net Loss to Adjust EBITDA (in thousands):

	Year Ended December 31,
	2020	2021	2022
Net loss	$(55,422)	$(128,565)	$(465,264)
Plus:
Interest expense, net	3,048	12,563	2,556
Depreciation and amortization	7,826	29,871	37,544
Stock-based compensation expense	32,396	50,264	44,686
Acquisition and integration costs (benefits)	—	24,372	(2,874)
Change in fair value of contingent consideration	—	1,374	(128,174)
Foreign currency (gain) loss	(1,549)	1,267	6,376
Impairment of goodwill and intangible assets	—	—	453,288
Restructuring and reduction of force	1,323	713	8,139
Income tax benefit	—	(7,864)	(1,446)
Deferred implementation costs	4,598	3,785	—
Adjusted EBITDA	$(7,780)	$(12,220)	$(45,169)

Reconciliation of GAAP Gross Profit to Adjusted Contribution (in thousands):

	Three Months Ended
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022
Revenue	$67,928	$75,405	$72,706	$82,503
Minus:
Partner Share and other third-party costs	35,153	40,280	37,563	42,511
Delivery costs	6,533	8,162	9,125	6,583
Gross Profit	26,242	26,963	26,018	33,409

Plus:
Delivery costs	6,533	8,162	9,125	6,583
Deferred FI implementation costs	—	—	—	—
Adjusted contribution	$32,775	$35,125	$35,143	$39,992
Reconciliation of GAAP Gross Profit to Adjusted Contribution (in thousands):

	Year Ended December 31,
	2020	2021	2022
Revenue	$186,892	$267,116	$298,542
Minus:
Partner Share and other third-party costs	109,308	141,273	155,507
Delivery costs(1)	14,310	22,503	30,403
Gross profit	63,274	103,340	112,632
Plus:
Delivery costs(1)	14,310	22,503	30,403
Deferred implementation costs(2)	4,598	3,785	—
Adjusted contribution	$82,182	$129,628	$143,035
(1)Stock-based compensation expense recognized in consolidated delivery costs totaled $1.2 million, $1.9 million and $2.7 million during 2020, 2021 and 2022, respectively.
(2)Deferred implementation costs are excluded from adjusted Partner Share and other third-party costs as follows (in thousands):

	Year Ended December 31,
	2020	2021	2022
Partner Share and other third-party costs	$109,308	$141,273	$155,507
Minus:
Deferred implementation costs	4,598	3,785	—
Adjusted Partner Share and other third-party costs	$104,710	$137,488	$155,507